Exhibit 4.1

Electroglas, Inc., Issuer

Electroglas International, Inc.,

Guarantor

and Other Subsidiaries that from time to time execute a

Note Guarantee

The Bank of New York Trust Company, N.A.,

as Trustee

INDENTURE

Dated as of March 26, 2007

6.25% Convertible Senior Subordinated Secured Notes due 2027

CROSS-REFERENCE TABLE*

Provisions of Trust Indenture Act of 1939 and Indenture, dated as of March 26, 2007, among Electroglas, Inc., Electroglas International, Inc. and any Subsidiary that executes a Note Guarantee and The Bank of New York Trust Company, N.A., as Trustee, providing for the 6.25% Convertible Senior Subordinated Secured Notes due 2027:

Section of the Act	Section of Indenture
310(a)(1) and (2)	8.9
310(a)(3) and (4)	N.A.**
310(a)(5)	8.9
310(b)	8.8 and 8.10(b) and (d)
310(c)	N.A.
311(a)	8.13
311(b)	8.13
311(c)	N.A.
312(a)	6.1 and 6.2(a)
312(b)	6.2(b)
312(c)	6.2(b)
313(a)	6.3(a)
313(b)(1)	6.3(a)
313(b)(2)	6.3(a)
313(c)	6.3(a)
313(d)	6.3(b)
314(a)	6.4
314(b)	17.3
314(c)(1) and (2)	18.5
314(c)(3)	N.A.
314(d)	17.4
314(e)	18.5
314(f)	N.A.
315(a), (c) and (d)	8.1
315(b)	7.8
315(e)	7.9
316(a)(1)	7.7
316(a)(2)	Not required
316(a) (last sentence)	9.4
316(b)	11.2
316(c)	2.3
317(a)(1)	7.2
317(a)(2)	7.2
317(b)	5.4
318(a)	19.7
318(b)	N.A.
318(c)	19.7

*	This Cross-Reference Table shall not, for any purpose, be deemed a part of this Indenture.
**	N.A. means Not Applicable.

- i -

5.16	Prepayments	43
5.17	Investment Company Act	43
5.18	OFAC	43
5.19	Note Guarantees and Additional Collateral	44
5.20	Investments	44
5.21	Further Instruments and Acts	45

ARTICLE VI	NOTEHOLDERS’ LISTS AND REPORTS BY THE COMPANY AND THE TRUSTEE	45

6.1	Noteholders Lists	45
6.2	Preservation and Disclosure of Lists	45
6.3	Reports by Trustee	46
6.4	Reports by Company	46

ARTICLE VII	DEFAULTS AND REMEDIES	47

7.1	Events of Default	47
7.2	Payments of Notes on Default; Suit Therefor	51
7.3	Application of Monies Collected by Trustee	53
7.4	Proceedings by Noteholder	53
7.5	Proceedings by Trustee	54
7.6	Remedies Cumulative and Continuing	54
7.7	Direction of Proceedings and Waiver of Defaults by Majority of Noteholders	55
7.8	Notice of Defaults	55
7.9	Undertaking to Pay Costs	56
7.10	Delay or Omission Not Waiver	56

ARTICLE VIII	CONCERNING THE TRUSTEE	56

8.1	Duties and Responsibilities of Trustee	56
8.2	Rights of Trustee	57
8.3	No Responsibility for Recitals, Etc	59
8.4	Trustee, Paying Agents, Conversion Agents or Note Registrar May Own Notes	59
8.5	Monies to be Held in Trust	59
8.6	Compensation and Expenses of Trustee	59
8.7	Officer’s Certificate as Evidence	60
8.8	Conflicting Interests of Trustee	60
8.9	Eligibility of Trustee	61
8.10	Resignation or Removal of Trustee	61
8.11	Acceptance by Successor Trustee	62
8.12	Succession by Merger, Etc	63
8.13	Limitation on Rights of Trustee as Creditor	63

ARTICLE IX	CONCERNING THE NOTEHOLDERS	64

9.1	Action by Noteholders	64
9.2	Proof of Execution by Noteholders	64

- ii -

9.3	Who Are Deemed Absolute Owners	64
9.4	Company-Owned Notes Disregarded	65
9.5	Revocation of Consents; Future Holders Bound	65

ARTICLE X	NOTEHOLDERS’ MEETINGS	65

10.1	Purpose of Meetings	65
10.2	Call of Meetings by Trustee	66
10.3	Call of Meetings by Company or Noteholders	66
10.4	Qualifications for Voting	67
10.5	Regulations	67
10.6	Voting	67
10.7	No Delay of Rights by Meeting	67

ARTICLE XI	AMENDMENTS; SUPPLEMENTAL INDENTURES	68

11.1	Amendments; Supplemental Indentures without Consent of Noteholders	68
11.2	Amendments; Supplemental Indentures with Consent of Noteholders	70
11.3	Effect of Amendments and Supplemental Indentures	70
11.4	Notation on Notes	71
11.5	Evidence of Compliance of Amendment or Supplemental Indenture to be Furnished to Trustee	71

ARTICLE XII	CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE	71

12.1	Company May Consolidate, Etc	71
12.2	Successor Entity to be Substituted	72
12.3	Opinion of Counsel to be Given Trustee	73

ARTICLE XIII	SATISFACTION AND DISCHARGE OF INDENTURE	73

13.1	Discharge of Indenture	73
13.2	Deposited Monies to be Held in Trust by Trustee	74
13.3	Paying Agent to Repay Monies Held	74
13.4	Return of Unclaimed Monies	74
13.5	Reinstatement	74

ARTICLE XIV	NO RECOURSE AGAINST OTHERS	75

14.1	Indenture and Notes Solely Corporate Obligations	75

ARTICLE XV	CONVERSION OF NOTES	75

15.1	Right to Convert	75
15.2	Exercise of Conversion Privilege; Issuance of Common Stock on Conversion	75
15.3	Company Right to Force Automatic Conversion	79
15.4	Cash Payments in Lieu of Fractional Shares	82
15.5	Conversion Price	82
15.6	Adjustment of Conversion Price	82
15.7	Effect of Reclassification, Consolidation, Merger or Sale	83

- iii -

15.8	Taxes on Shares Issued	84
15.9	Reservation of Shares; Shares to be Fully Paid; Listing of Common Stock	85
15.10	Responsibility of Trustee	86
15.11	Notice to Holders Prior to Certain Actions	86
15.12	Holder Not Deemed a Stockholder	87
15.13	Adjustment to Conversion Price Following Certain Changes of Control	87

ARTICLE XVI	REPURCHASE UPON A REPURCHASE EVENT	88

16.1	Repurchase Right	88
16.2	Notices; Method of Exercising Repurchase Right, Etc	89
16.3	Certain Definitions	91

ARTICLE XVII	COLLATERAL AND SECURITY DOCUMENTS	93

17.1	Collateral and Security Documents	93
17.2	Application of Proceeds of Collateral	93
17.3	Opinion of Counsel	93
17.4	Trust Indenture Act Requirements	93
17.5	Suits to Protect Collateral	94
17.6	Purchaser Protected	94
17.7	Powers Exercisable by Receiver or Trustee	94
17.8	Limitation on Duty of Trustee in Respect of Collateral	94
17.9	Authorization of Trustee	95
17.10	Intercreditor Agreement Controls	95

ARTICLE XVIII	NOTE GUARANTEES	95

18.1	Guarantee	95
18.2	Limitation on Guarantor Liability	97
18.3	Execution and Delivery of Note Guarantee	97
18.4	Guarantors May Consolidate, etc., on Certain Terms	97
18.5	Releases Following Sale of Assets	98
18.6	Indemnity and Subrogation	99
18.7	Contribution and Subrogation	99
18.8	Subordination	99
18.9	Termination	99
18.10	No Waiver; Amendment	100

ARTICLE IXX	MISCELLANEOUS PROVISIONS	100

19.1	Provisions Binding on Company’s Successors	100
19.2	Official Acts by Successor Corporation	100
19.3	Addresses for Notices, Etc	100
19.4	Governing Law	102
19.5	Evidence of Compliance with Conditions Precedent; Certificates to Trustee	102
19.6	Legal Holidays	102
19.7	Trust Indenture Act	102
19.8	Benefits of Indenture	103

- iv -

19.9	Table of Contents, Headings, Etc	103
19.10	Authenticating Agent	103
19.11	Execution in Counterparts	104
19.12	No Adverse Interpretation of Other Agreements	104
19.13	Force Majeure	104

EXHIBIT A	Form of 6.25% Convertible Senior Subordinated Secured Note due 2027

EXHIBIT B	Form of Conversion Notice

EXHIBIT C	Form of Option to Elect Repayment Upon a Repurchase Event

EXHIBIT D	Form of Certificate of Transfer

EXHIBIT E	Form of Certificate of Exchange

EXHIBIT F	RESERVED

EXHIBIT G	Form of Note Guarantee

EXHIBIT H	Form of Intercreditor Agreement

SCHEDULE A	Additional Shares

- v -

INDENTURE dated as of March 26, 2007 among Electroglas, Inc., a Delaware corporation (hereinafter sometimes called the “Company”, as more fully set forth in Section 1.1), Electroglas International, Inc., a Delaware corporation (together with any other Subsidiary of the Company that executes a Note Guarantee hereunder, the “Guarantors”) and The Bank of New York Trust Company, N.A., a national banking association, as trustee (hereinafter sometimes called the “Trustee”, as more fully set forth in Section 1.1).

W I T N E S S E T H:

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issue of its 6.25% Convertible Senior Subordinated Secured Notes due 2027 (hereinafter sometimes called the “Notes”), and to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and

WHEREAS, Electroglas International, Inc. has duly authorized the execution and delivery of a guarantee of the Notes; and

WHEREAS, the Notes, the certificate of authentication to be borne by the Notes, a form of assignment, a form of option to elect repayment upon a Repurchase Event, and a form of conversion notice and transfer and exchange to be borne by the Notes are to be substantially in the forms hereinafter provided for; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as provided in this Indenture, the valid, binding and legal obligations of the Company, and to make this Indenture a valid agreement of the Company according to its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Notes have in all respects been duly authorized.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective holders from time to time of the Notes (except as otherwise provided below), as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions

144A Global Note: The term “144A Global Note” means the Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend

and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

Affiliate: The term “Affiliate” of any specified Person shall mean any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Applicable Procedures: The term “Applicable Procedures” shall mean, with respect to any transfer or exchange of beneficial ownership interests in a Global Note, the rules and procedures of the Depositary that are applicable to such transfer or exchange.

Automatic Conversion Period: The term “Automatic Conversion Period” means the time period beginning on the date the Automatic Conversion Notice is sent to all holders of the Notes and ending on and including the Automatic Conversion Date.

Board of Directors: The term “Board of Directors” means the Board of Directors of the Company or a committee of such Board of Directors duly authorized to act for it hereunder (to the extent permitted by applicable law).

Board Resolution: The term “Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, or duly authorized committee thereof (to the extent permitted by applicable law), and to be in full force and effect on the date of such certification, and delivered to the Trustee.

Business Day: The term “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which the banking institutions in the City of New York or the city in which the Corporate Trust Office is located are authorized or obligated by law or executive order to close or be closed.

Close of business: The term “close of business” means 5 p.m. (New York City time).

Closing Price: The term “Closing Price” means, with respect to any securities on any day, the closing sale price regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in each case on The NASDAQ Stock Market or New York Stock Exchange, as applicable, or, if such security is not listed or admitted to trading on such exchange, on the principal national security exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any

New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose, or a price determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution (absent manifest error).

Collateral: The term “Collateral” has the meaning set forth in the Security Agreement.

Collateral Agent: The term “Collateral Agent” means the Trustee in its capacity as Collateral Agent under the Security Agreement, together with any other successor collateral agent.

Commission: The term “Commission” shall mean the Securities and Exchange Commission.

Common Stock: The term “Common Stock” shall mean any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, which is not subject to redemption by the Company and which entitles the holder thereof to vote generally for the election of directors. Subject to the provisions of Section 15.7, however, shares issuable on conversion of Notes shall include only shares of the class designated as common stock of the Company at the date of this Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

Company: The term “Company” shall mean Electroglas, Inc., a Delaware corporation, and subject to the provisions of Article XII, shall include its successors and assigns.

Corporate Trust Office: The term “Corporate Trust Office,” or other similar term, shall mean the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office is, at the date as of which this Indenture is dated, located at 700 South Flower Street, Los Angeles, CA 90017, Attention: Corporate Trust Administration.

Current Market Price: The term “Current Market Price” means the average of the daily Closing Prices per share of Common Stock for the ten (10) consecutive Trading Days immediately prior to the date in question.

Custodian: The term “Custodian” shall mean the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

Default: The term “default” shall mean any event that is, or after notice or passage of time, or both, would be, an Event of Default.

Definitive Note: The term “Definitive Note” shall mean a certificated Note registered in the name of the holder thereof and issued in accordance with Section 2.5, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

Depositary: The term “Depositary” shall mean, with respect to the Notes issuable or issued in whole or in part in global form, The Depositary Trust Company, its nominees, and their respective successors.

Domestic Subsidiary: The term “Domestic Subsidiary” means any Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of the Company.

Equity Conditions: The term “Equity Conditions” means that each of the following conditions is satisfied on the date of determination and for the three (3) month period immediately preceding such date: (a) the Common Stock is designated for quotation on the Principal Market and shall not have been suspended from trading on such exchange or market and neither delisting nor suspension by such exchange or market shall have been threatened or pending either (i) in writing by such exchange or market or (ii) by falling below the minimum listing maintenance requirements of such exchange or market; (b) any applicable shares of Common Stock to be issued in connection with the event requiring determination may be issued in full without violating the provisions of this Indenture and the rules or regulations of the Principal Market; (c) either (i) the Registration Statement filed pursuant to the Registration Rights Agreement shall be effective and available for the resale of all remaining Registrable Securities in accordance with the terms of the Registration Rights Agreement and there shall not be any Grace Periods (as defined in the Registration Rights Agreement) or (ii) all shares of Common Stock issuable upon conversion of the Notes shall be eligible for resale by the holders without restriction and without the need for registration under any applicable federal or state securities laws; (d) no Change of Control shall have occurred during such period, and no Change of Control shall have been publicly announced which has not been abandoned, terminated or consummated and publicly announced as such; (e) the Company shall have delivered shares of Common Stock upon conversion of this Note on a timely basis as set forth in Section 15.2; (f) there shall not have occurred an Event of Default; and (g) any stockholder approvals necessary for the issuance of all of the Common Stock issuable hereunder upon conversion shall have been obtained.

Equity Interests: The term “Equity Interests” shall mean capital stock or warrants, options or other rights to subscribe for, acquire or receive capital stock (but excluding any debt security which is convertible into, or exchangeable for, capital stock).

Event of Default: The term “Event of Default” shall mean any one or more of the Events of Default as described in Section 7.1.

Exchange Act: The term “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Exchange Act Filing Deadline: The term “Exchange Act Filing Deadline” means, in respect of periodic filings required to be made pursuant to the Exchange Act, the respective filing deadlines set forth therein or in the rules, regulations or forms thereunder.

Extension Fee: The term “Extension Fee” means, in respect of an election by the Company in respect of the occurrence of a Filing Failure during the term of this Indenture, a cash fee accruing at the rate of 3.00% per annum of the aggregate principal amount of Notes that are then outstanding, which fee shall be paid at the same times and in the same manner as interest shall be paid in accordance with this Indenture. The Extension Fee shall accrue on the Notes from the date of the Company’s election until the earlier of (i) the date on which the Company has made the filing that initially gave rise to the Filing Failure or (ii) the end of the Extension Period.

Extension Period: The term “Extension Period” means, in the event that the Company has paid an Extension Fee in accordance with the terms of Section 7.1 hereof, the period ending 180 days after the “Notice of Default” under Section 7.1(k) is given in respect of the applicable Filing Failure.

First Priority Lien Obligations: The term “First Priority Lien Obligations” means Senior Indebtedness under the Senior Facility and purchase money obligations incurred in compliance with Section 5.12 including all interest accrued or accruing (or which would, absent the commencement of a Proceeding, accrue) after the commencement of a Proceeding in accordance with and at the rate specified in the Senior Facility or other First Priority Lien Obligation whether or not the claim for such interest is allowed as a claim in such Proceeding. To the extent any payment with respect to the First Priority Lien Obligations (whether by or on behalf of any borrower, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential in any respect, set aside or required to be paid to a debtor in possession, trustee, receiver or similar Person, the obligation or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

First Priority Liens: The term “First Priority Liens” means all Liens that secure the First Priority Lien Obligations.

Foreign Subsidiary: The term “Foreign Subsidiary” means any Subsidiary of the Company that is not a Domestic Subsidiary.

5.25% Convertible Subordinated Notes due 2007: The term “5.25% Convertible Subordinated Notes due 2007” shall mean the Company’s 5.25% Convertible Subordinated Notes due 2007 issued pursuant to an Indenture dated as of June 21, 2002 by and between the Company and The Bank of New York, as Trustee.

GAAP: The term “GAAP” means generally accepted accounting principles in the United States as in effect on the date of this Indenture, applied on a consistent basis.

Global Notes: The term “Global Notes” shall mean, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto, issued in accordance with Section 2.2, 2.5(c)(iv) or 2.5(e)(ii).

Global Note Legend: The term “Global Note Legend” shall mean the legend set forth in Section 2.5(h)(iii), which is required to be placed on all Global Notes issued under this Indenture.

Guarantor: The term “Guarantor” means each Guarantor listed on the signature pages of this Indenture (excluding any Guarantor released in accordance with the terms hereof) and any Subsidiary that executes a Note Guarantee in accordance with the provisions of this Indenture, in each case together with such Person’s respective successors and assigns.

IAI Global Note: The term “IAI Global Note” shall mean the Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that shall be issued in a denomination equal to the outstanding principal amount of the Notes held by Institutional Accredited Investors or Individual Accredited Investors.

Indebtedness: The term “Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(a) in respect of borrowed money;

(b) evidenced by bonds, notes, debentures or similar instruments;

(c) in respect of banker’s acceptances;

(d) representing capital lease obligations;

(e) representing the balance deferred and unpaid of the purchase price of any property or services due more than one year after such property is acquired or such services are completed;

if and to the extent any of the preceding items would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person.

Indenture: The term “Indenture” shall mean this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

Individual Accredited Investor: The term “Individual Accredited Investor” shall mean an individual “accredited investor” as defined in Rule 501(a) (5) or (6) of Regulation D under the Securities Act.

Indirect Participant: The term “Indirect Participant” shall mean a Person who holds a beneficial interest in a Global Note through a Participant.

Institutional Accredited Investor: The term “Institutional Accredited Investor” shall mean an institutional “accredited investor” as such term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act or any entity in which all of the equity owners are accredited investors within the meaning of Rule 501(a)(1), (2), (3), (5), (6) or (7) under the Securities Act.

Intercreditor Agreement: The term “Intercreditor Agreement” means any Intercreditor and Subordination Agreement by the Collateral Agent and Trustee pursuant to the provisions of Section 4.2 executed and delivered by the Collateral Agent and Trustee pursuant to the provisions of Section 4.2, including without limitation, that certain Intercreditor and Subordination Agreement, dated as of March 26, 2007, among the Company, the Guarantor, the Trustee, in its capacity as trustee under the Indenture and as the Collateral Agent and the Senior Agent, in each case, as any such agreement may be amended, modified, supplemented or restated from time to time.

Internal Revenue Code: The term “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

Investors: The term “Investors” shall have the meaning assigned thereto in the Registration Rights Agreement.

Junior Liens: The term “Junior Liens” means the Liens on the Collateral created by the Security Documents to secure the payment and performance of all or any Obligations, and all replacements, renewals and other modifications of such Liens.

Lien: The term “Lien” means, with respect to any asset, any mortgage, deed of trust, deed to secure debt, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement or any lease in the nature thereof); provided that in no event shall an operating lease be deemed to constitute a Lien.

Liquidated Damages: The term “Liquidated Damages” means all liquidated damages then owing pursuant to Section 2(f) of the Registration Rights Agreement and Section 15.2.

Material Adverse Effect: “Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities or condition of the Company and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Company or any Guarantor to perform its obligations under any Transaction Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Company or any Guarantor of any Transaction Document to which it is a party.

Note or Notes: The terms “Note” or “Notes” shall mean any Note or Notes, as the case may be, authenticated and delivered under this Indenture.

Noteholder or holder: The terms “Noteholder” or “holder” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), shall mean any Person in whose name at the time a particular Note is registered on the Note Register.

Obligations: The term “Obligations” shall have the meaning assigned thereto in the Security Agreement.

Officer’s Certificate: The term “Officer’s Certificate”, when used with respect to the Company, shall mean a certificate signed by one of the President, the Chief Executive Officer, Chief Financial Officer, Executive or Senior Vice President or any Vice President, that is delivered to the Trustee. Each such certificate shall include the statements provided for in Section 18.5 if and to the extent required by the provisions of such Section.

Opinion of Counsel: The term “Opinion of Counsel” shall mean an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company, which is delivered to the Trustee. Each such opinion shall include the statements provided for in Section 18.5 if and to the extent required by the provisions of such Section.

Outstanding: The term “outstanding,” when used with reference to Notes, shall, subject to the provisions of Section 9.4, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

(a)	Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(b)	Notes, or portions thereof, for the payment, or redemption of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own paying agent); provided that if such Notes are to be redeemed, as the case may be, prior to the maturity thereof, notice of such redemption shall have been given as provided in Section 3.2, or provision satisfactory to the Trustee shall have been made for giving such notice;

(c)	Notes paid pursuant to Section 2.6 and Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.6 unless proof satisfactory to the Trustee is presented that any such Notes are held by bona fide holders in due course; and

(d)	Notes converted into Common Stock pursuant to Article XV and Notes deemed not outstanding pursuant to Section 3.2.

Participant: The term “Participant” shall mean, with respect to the Depositary, a Person who has an account with the Depositary.

Permitted Liens: The term “Permitted Liens” means (a) liens for taxes, fees and other governmental charges, either not delinquent or being contested in good faith by appropriate proceedings and for which the Company maintains adequate reserves as required by GAAP, (b) liens arising from judgments resulting from circumstances that do not constitute an Event of Default, (c) liens in favor of financial institutions in connection with the Company’s deposit accounts securing standard fees for deposit, lockbox and other services (but not borrowed money), (d) non-exclusive licenses granted to others in the ordinary course of business, (e) liens of materialmen, carriers, mechanics or similar liens arising in the ordinary course of business and securing obligations that are not more than sixty (60) days past due or which are being contested in good faith, (f) deposits in the ordinary course of business under worker’s compensation and other similar laws, (g) liens on cash collateral granted to secure performance bonds and similar assurances of performance entered into the ordinary course of business, but only to the extent such performance bonds or similar assurances secure obligations not past due, (h) easements, restrictions and irregularities in title and other similar charges or encumbrances affecting real property incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the real property subject thereto or materially adversely interfere with the use of such real property for its present purposes, (i) liens in favor of customs authorities arising as a matter of law, (j) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Subsidiaries, taken as a whole, (k) any option or other agreement to purchase any asset of the Company or any Subsidiary the purchase, sale or other disposition of which is not prohibited by any other provision of the Indenture, (l) liens encumbering customary initial deposits and margin deposits, and other liens that are either within the general parameters customary in the industry or incurred in the ordinary course of business, in each case, securing Indebtedness under hedging or similar agreements, (m) liens on property of, or on shares of stock or Indebtedness of, any corporation existing at the time such corporation becomes, or becomes a part of, any Subsidiary; provided that such liens do not extend to or cover any property or assets of the Company or any other Subsidiary other than the property or assets acquired and the proceeds and products thereof and were not incurred in anticipation of such Person becoming a Subsidiary, (n) licenses granted in connection with collaboration or other strategic arrangements and exclusive licenses granted in connection with or to effect the sale of intellectual property and (o) First Priority Liens, provided, in each case, that no lien shall be a Permitted Lien if the obligation it secures would be prohibited by the terms of this Indenture or the Notes and further provided, in each case, that if such lien would be created or incurred in connection with an agreement whereby a Change of Control shall occur, such lien will only be a Permitted Lien if the provisions in this Indenture in respect of such Repurchase Event shall be complied with in all respects.

Person: The term “Person” shall mean an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

Predecessor Note: The term “Predecessor Note” of any particular Note shall mean every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.6 in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the lost, destroyed or stolen Note that it replaces.

Private Placement Legend: The term “Private Placement Legend” shall mean the legend set forth in Section 2.5(h)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

QIB: The term “QIB” shall mean a “qualified institutional buyer” as defined in Rule 144A.

Registration Rights Agreement: The term “Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of March 21, 2007, among the Company and the Buyers as defined therein, as such agreement may be amended from time to time.

Representative: The term “Representative” shall mean (a) the indenture trustee or other trustee, agent or representative for holders of Senior Indebtedness or (b) with respect to any Senior Indebtedness that does not have any trustee, agent or other representative, (i) in the case of such Senior Indebtedness issued pursuant to an agreement providing for voting arrangements as among the holders or owners of such Senior Indebtedness, any holder or owner of such Senior Indebtedness acting with the consent of the required persons necessary to bind such holders or owners of such Senior Indebtedness and (ii) in the case of all other such Senior Indebtedness, the holder or owner of such Senior Indebtedness.

Responsible Officer: The term “Responsible Officer”, when used with respect to the Trustee, shall mean an officer of the Trustee in the Corporate Trust Office assigned and duly authorized by the Trustee to administer its obligations under this Indenture.

Restricted Definitive Note: The term “Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

Restricted Global Note: The term “Restricted Global Note” shall mean a Global Note substantially in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that bear the Private Placement Legend.

Rule 144: The term “Rule 144” shall mean Rule 144 (or any successor thereto) promulgated under the Securities Act.

Rule 144A: The term “Rule 144A” shall mean Rule 144A (or any successor thereto) promulgated under the Securities Act.

Securities Act: The term “Securities Act” means the Securities Act of 1933, as amended (or any successor statute), and the rules and regulations promulgated thereunder.

Securities Purchase Agreement: The term “Securities Purchase Agreement” means that certain Securities Purchase Agreement, dated as of March 21, 2007, among the Company and the parties listed on the Schedule of Buyers attached thereto as Exhibit A, as such agreement may be amended from time to time.

Security Agreement: The term “Security Agreement” means that certain Security Agreement, dated as of March 26, 2007, among the Company, the Guarantor and the Collateral Agent, granting, among other things, a second priority Lien on the Collateral described therein in favor of the Collateral Agent for the benefit of the Trustee and Noteholders, as amended, modified, restated, supplemented or replaced from time to time.

Security Documents: The term “Security Documents” means, collectively, the Security Agreement, the Intercreditor Agreement and all other security agreements, pledges, collateral assignments or other instruments evidencing, creating or perfecting any Junior Liens in favor of the Collateral Agent, for the benefit of the Trustee and the Noteholders, in all or any portion of the Collateral, in each case, as amended, modified, restated, supplemented or replaced from time to time.

Senior Agent: The term “Senior Agent” shall mean Comercia Bank in its capacity as collateral agent for the Senior Facility, together with any other successor collateral agent or agent, lender or group of lenders under a Senior Facility.

Senior Facility: The term “Senior Facility” means the Loan and Security Agreement, dated July 16, 2004, between Comerica Bank and the Company, as amended from time to time, together with the documents now or hereafter related thereto (including without limitation, any guarantee agreements and any security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing, increasing the amount of, or otherwise restructuring all or any portion of the indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders (or other institutions).

Senior Indebtedness: The term “Senior Indebtedness” means the principal of, and premium, if any, and interest on, reimbursement obligations, fees, costs and expenses in connection with and other amounts accrued or due on or in connection with the Senior Facility; provided that the maximum principal amount of Senior Indebtedness shall not exceed $8,250,000 minus any permanent reductions in the commitment under the Senior Facility after the date hereof in connection with a prepayment of Indebtedness outstanding under the Senior Facility required by reason of any sale of assets by the Company or its Subsidiaries. Senior Indebtedness includes, with respect, and subject, to the foregoing, interest accruing on or after the filing of any petition in any bankruptcy or similar proceeding or for reorganization relating to the Company, whether or not post-filing interest is allowed in such proceeding.

Senior Liens: The term “Senior Liens” means the Liens on the Collateral granted by the Company to secure the payment of any First Priority Lien Obligations, and all replacements, renewals and other modifications of such Liens.

Significant Subsidiary: The term “Significant Subsidiary” means, with respect to any Person, a Subsidiary of such Person that would constitute a “significant subsidiary” as such term is defined under Rule 1-02 of Regulation S-X of the Commission.

Subsidiary: The term “Subsidiary” means a Person more than 50% of the outstanding voting stock or Equity Interests of which is owned, directly or indirectly, by the Company or by one or more of its Subsidiaries, or by the Company and one or more of its Subsidiaries. For the purposes of this definition, “voting stock” means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

Temporary Cash Investments: The term “Temporary Cash Investments” means any of the following:

(i) Investments in U.S. Government Obligations maturing within 90 days of the date of acquisition thereof;

(ii) Investments in time deposit accounts, certificates of deposit and money market deposits maturing within 90 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America or any state thereof having capital, surplus and undivided profits aggregating in excess of $500,000,000 and whose long-term debt is rated “A-3” or higher, “A—” or higher or “A—” or higher according to Moody’s, S&P or Fitch Credit Rating Co. (or such similar equivalent rating by at least one “nationally recognized statistical rating organization” (as defined in Rule 436 under the Securities Act)), respectively;

(iii) Repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above;

(iv) Investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than the Company or an Affiliate of the Company) organized and in existence under the laws of the United States of America with a rating at the time as of which any Investment therein is made of “P-1” (or higher) according to Moody’s Investors Service, Inc., “A-1” (or higher) according to Standard & Poor’s Ratings Group, a division of the McGraw-Hill Companies, Inc., or “A-1” (or higher) according to Fitch Credit Rating Co. (or such similar equivalent rating by at least one “nationally recognized statistical rating organization” (as defined in Rule 436 under the Securities Act)); and

(v) Investments in money market funds substantially all of whose assets comprise securities of the types described in clauses (i) through (iv) above.

Trading Day: The term “Trading Day” means (x) if the applicable security is listed or admitted for trading on a national securities exchange, a day on which such national securities exchange is open for business or (y) if the applicable security is not so listed or admitted for trading, a Business Day.

Transaction Documents: The term “Transaction Documents” shall mean the Securities Purchase Agreement, the Registration Rights Agreement, the Notes, this Indenture, any Note Guarantees, the Security Documents, the Intercreditor Agreement and each of the other agreements entered into by the parties thereto in connection with the transactions contemplated by the Securities Purchase Agreement.

TIA or Trust Indenture Act: The term “TIA” or “Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Indenture, except as provided in Sections 11.3 and 15.7; provided, however, that in the event the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939 as so amended.

Trustee: The term “Trustee” shall mean The Bank of New York Trust Company, N.A. and its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee at the time serving as successor trustee hereunder.

U.S. Government Obligations: The term “U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.

Unrestricted Global Note: The term “Unrestricted Global Note” shall mean a permanent Global Note substantially in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear and are not required to bear the Private Placement Legend.

Unrestricted Definitive Note: The term “Unrestricted Definitive Note” shall mean one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

Weighted Average Trading Price: The term “Weighted Average Trading Price” shall mean the volume-weighted average price per share of Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “EGLS <equity> VAP” in respect of the period from 9:30 a.m. to 4:00 p.m. (New York City time) on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such Trading Day as the Board of Directors of the Company determines in good faith using a volume-weighted method).

1.2	Other Definitions

Term	Defined in Section
“Additional Shares”	15.13
“Agent Members”	2.2	(b)
“Authentication Order”	2.1
“Automatic Conversion”	15.3
“Automatic Conversion Date”	15.3

Term	Defined in Section
“Automatic Conversion Equity Conditions Failure”	15.3

“Automatic Conversion Notice”	15.3

“Change in Control”	16.3	(e)

“Claiming Grantor”	18.7

“Company Conversion Provisional Payment”	15.3

“Company Notice”	16.2	(a)

“Continuing Director”	16.3	(f)

“Contributing Guarantor”	18.7

“Conversion Date”	15.2

“Conversion Limitation”	15.2

“Conversion Notice”	15.2

“Conversion Price”	15.5

“Effective Date”	15.13

“Eligible Market”	16.3	(e)

“Equity Conditions Failure”	3.1

“Expiration Time”	15.6	(f)

“Foreign Collateral”	17.11

“Interest Payment Date”	2.3

“non-electing share”	15.7

“Note Register”	2.5	(a)

“Note Registrar”	2.5	(a)

“Payment Blockage Notice”	4.2

“Payment Blockage Period”	4.2

“Payment Default”	4.2

“Principal Market”	15.9

“Proceeding”	4.3	(a)

“record date”	2.3

“Redemption Date”	3.1

“Redemption Notice”	3.2

Term	Defined in Section
“Repurchase Date”	16.1

“Repurchase Event”	16.3	(d)

“Repurchase Notice”	16.2	(b)

“Repurchase Price”	16.1

“Restricted Securities”	2.5	(h)(i)

“Statutory Exchange”	15.7

“Stock Price”	15.13

“Termination of Trading”	16.3	(f)

“Vice President”	2.1

“Voting Stock”	16.3	(e)

1.3	Rules of Construction

All other terms used in this Indenture which are defined in the Trust Indenture Act or which are by reference therein defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the meanings assigned to such terms in the Trust Indenture Act and in the Securities Act as in force at the date of the execution of this Indenture. The words “herein,” “hereof,” “hereunder” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article I include the plural as well as the singular.

ARTICLE II

ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

2.1	Designation, Amount and Issue of Notes

The Notes shall be designated as “6.25% Convertible Senior Subordinated Secured Notes due 2027.” Upon the execution of this Indenture, Notes in the aggregate principal amount of up to Twenty-Five Million Seven Hundred Fifty Thousand United States Dollars ($25,750,000.00) shall be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes upon the written order of the Company (the “Authentication Order”), signed by the Company’s (a) President, Chief Executive Officer, Executive or Senior Vice President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title, a “Vice President”) and (b) Chief Financial Officer, Treasurer or Assistant Treasurer or its Secretary or any Assistant Secretary, without any further action by the Company hereunder.

2.2	Form of Notes

(a) Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto), which is incorporated in and made a part of this Indenture. Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect purchases, conversions and redemptions. Any endorsement of a Global Note to reflect the amount of any decrease or increase in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the holder thereof as required by Section 2.5.

The Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the form set forth in Exhibit A.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends and endorsements as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage.

The terms and provisions contained in the form of Note attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Indenture and to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

(b) Members of, or Participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or under any Global Note, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (i) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (ii) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Note.

2.3	Date and Denomination of Notes; Payments of Interest

The Notes shall be issuable in registered form without coupons in denominations of One Thousand United States Dollars ($1,000) principal amount and integral multiples thereof. Every Note shall be dated the date of its authentication, and shall bear interest on the principal sum outstanding from time to time under the Note, at the rate per annum specified in the title of the form of Note attached as Exhibit A hereto, accrued from the date of issuance of the Note and payable semi-annually on June 15 and December 15 of each year (each, an “Interest Payment Date”), commencing June 15, 2007, as specified on the face of the form of Note attached as Exhibit A hereto.

Interest on the Notes shall be deemed to have commenced accruing on March 26, 2007.

The Person in whose name any Note, or portion thereof (or its Predecessor Note) is registered at the close of business on any record date with respect to any Interest Payment Date (including any Note that is converted after the record date and on or before the Interest Payment Date) shall be entitled to receive the interest payable on such Interest Payment Date notwithstanding the cancellation of such Note upon any transfer, exchange or conversion subsequent to the record date and on or prior to such Interest Payment Date; provided that, in the case of any Note, or portion thereof, called for redemption or converted pursuant to Article III or Article XV on a redemption date or conversion date, as applicable, or repurchased by the Company pursuant to Article XVI on a repurchase date, during the period from the close of business on the record date to the close of business on the Business Day next preceding the following Interest Payment Date, interest shall not be paid to the Person in whose name the Note, or portion thereof, is registered on the close of business on such record date, and the Company shall have no obligation to pay interest on such Note or portion thereof except to the extent required to be paid upon such redemption, conversion or repurchase in accordance with Article III, Article XV or Article XVI. Interest may, at the option of the Company, be paid by check mailed to the address of such Person on the Note Register; provided that, with respect to any holder of Notes with an aggregate principal amount equal to or in excess of Five Hundred Thousand United States Dollars ($500,000), interest on such holder’s Notes shall be paid by wire transfer in immediately available funds to any bank located in the United States in accordance with the wire transfer instruction supplied by such holder from time to time to the Trustee and paying agent (if different from Trustee) at least five (5) Business Days prior to the applicable record date. The term “record date” with respect to any Interest Payment Date shall mean the June 1 or December 1 preceding said June 15 or December 15, respectively.

Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are holders on a subsequent special record date. The Company shall promptly notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than ten (10) days prior to the related payment date for such defaulted interest. At least fifteen (15) days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

2.4	Execution of Notes

The Notes shall be signed in the name and on behalf of the Company by the facsimile signature of its President, its Chief Executive Officer, or any of its Vice Presidents, and attested by the facsimile signature of its Chief Financial Officer, Treasurer or its Assistant Treasurer, or Secretary or any of its Assistant Secretaries (which may be printed, engraved or otherwise reproduced thereon, by facsimile or otherwise). Notes shall be dated the date of their authentication. Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Note attached as Exhibit A hereto, manually executed by the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 19.10), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such authenticating agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the holder thereof is entitled to the benefits of this Indenture.

In case any officer of the Company who shall have signed any of the Notes shall cease to be such officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the person who signed such Notes had not ceased to be such officer of the Company; and any Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Note, shall be the proper officers of the Company, although at the date of the execution of this Indenture any such person was not such an officer.

2.5	Exchange and Registration of Transfer of Notes; Restrictions on Transfer

(a) Note Register. The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office and in any other office or agency of the Company designated pursuant to Section 5.2 being herein sometimes collectively referred to as the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. The Trustee is hereby appointed “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint one or more co-registrars in accordance with Section 5.2.

(b) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company

delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary or (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee. Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.6 and 2.7. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.5(b) or Section 2.6 or 2.7, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.5(b); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.5(c) or (d).

(c) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Note Registrar to effect the transfers described in this Section 2.5(c)(i).

(ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.5(c)(i) above, the transferor of such beneficial interest must deliver to the Note Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Note Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.5(l).

(iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.5(c)(ii) above and the Note Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit D hereto, including the certifications in item (1) thereof; and

(B) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit D hereto, including the certifications and certificates and Opinion of Counsel required by item (2) thereof, if applicable.

(iv) Transfer of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the transfer complies with the requirements of Section 2.5(c)(ii) above and

(A) such transfer is effected pursuant to a registration statement filed in accordance with the Registration Rights Agreement; or

(B) the Note Registrar receives the following:

(1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit E hereto, including the certifications in item (1)(a) thereof; or

(2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item (3) thereof;

and, in each such case set forth in this subparagraph (B), if the Note Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Note Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (B) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.1, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(d) Transfer or Exchange of Beneficial Interests for Definitive Notes.

(i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Note Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit E hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit D hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit D hereto, including the certifications in item (2)(a) thereof;

(D) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) and (C) above, a certificate to the effect set forth in Exhibit D hereto, including the certifications, certificates and Opinion of Counsel required by item (2) thereof, if applicable;

(E) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit D hereto, including the certifications in item (2)(b) thereof; or

(F) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit D hereto, including the certifications in item (2)(c) thereof;

the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.5(l), and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.5(d) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Note Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.5(d)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

(A) such transfer is effected pursuant to a registration statement filed in accordance with the Registration Rights Agreement; or

(B) the Note Registrar receives the following:

(1) if the holder of such beneficial interest in a Restricted Global Notes proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit E hereto, including the certifications in item (1)(b) thereof; or

(2) if the holder of such beneficial interest in a Restricted Global Notes proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item (3) thereof;

and, in each such case set forth in this subparagraph (B), if the Note Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Note Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.5(c)(ii), the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.5(l), and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions an Unrestricted Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.5(d)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Note Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Unrestricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.5(d)(iii) shall not bear the Private Placement Legend.

(e) Transfer and Exchange of Definitive Notes for Beneficial Interests.

(i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Note Registrar of the following documentation:

(A) if the holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such holder in the form of Exhibit E hereto, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit D hereto, including the certifications in item (1) thereof;

(C) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit D hereto, including the certifications in item (2)(a) thereof;

(D) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) and (C) above, a certificate to the effect set forth in Exhibit D hereto, including the certifications, certificates and Opinion of Counsel required by item (2) thereof, if applicable;

(E) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit D hereto, including the certifications in item (2)(b) thereof; or

(F) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit D hereto, including the certifications in item (2)(c) thereof;

the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in all other cases, the IAI Global Note.

(ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A) such transfer is effected pursuant to a registration statement filed in accordance with the Registration Rights Agreement; or

(B) the Note Registrar receives the following:

(1) if the holder of such Restricted Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such holder in the form of Exhibit E hereto, including the certifications in item (1)(c) thereof; or

(2) if the holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item (3) thereof;

and, in each such case set forth in this subparagraph (B), if the Note Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Note Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.5(e)(ii), the Trustee shall cancel the Restricted Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from an Unrestricted Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(A), (ii)(B) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.1, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Unrestricted Definitive Notes so transferred.

(f) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a holder of Definitive Notes and such holder’s compliance with the provisions of this Section 2.5(f), the Note Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting holder shall present or surrender to the Note Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Note Registrar duly executed by such holder or by its attorney, duly authorized in writing. In addition, the requesting holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.5(f).

(i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Note Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit D hereto, including the certifications in item (1) thereof; and

(B) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit D hereto, including the certifications, certificates and Opinion of Counsel required by item (2) thereof, if applicable.

(ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A) any such transfer is effected pursuant to a registration statement filed in accordance with the Registration Rights Agreement; or

(B) the Note Registrar receives the following:

(1) if the holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit E hereto, including the certifications in item (1)(d) thereof; or

(2) if the holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item (3) thereof;

and, in each such case set forth in this subparagraph (B), if the Note Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Note Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the holder thereof.

(g) General Provisions Relating to Transfers and Exchanges.

Upon surrender for registration of transfer of any Note to the Note Registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.5, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

No service charge shall be charged to the Noteholder for any exchange or registration of transfer of Notes, but the Company may require payment of a sum sufficient to cover any tax, assessments or other governmental charges that may be imposed in connection therewith.

None of the Company, the Trustee, the Note Registrar or any co-registrar shall be required to exchange or register a transfer of (a) any Notes for a period of fifteen (15) days next preceding the mailing of the notice of redemption or (b) any Notes called for redemption or, if a portion of any Note is selected or called for redemption, such portion thereof selected or called for redemption or (c) any Notes surrendered for conversion or, if a portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion or (d) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in connection with a Repurchase Event.

All Notes issued upon any transfer or exchange of Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

Prior to due presentment for the registration of a transfer of any Note, the Trustee, any agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any agent or the Company shall be affected by notice to the contrary.

The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.1.

(h) Legends

(i) Such Buyer understands that, except as otherwise set forth below, until two (2) years after the original issuance date of the Notes, any certificate evidencing such Note (and all securities issued in exchange therefor or in substitution thereof, other than Common Stock, if any, issued upon conversion thereof, which shall bear the legend set forth in Section 2.5(h)(ii) of this Indenture, if applicable) shall bear a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM. THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY THE SECURITIES.

The Company may place the following legend on any Note, as appropriate, held by or transferred to an “affiliate” (as defined in Rule 501(b) of Regulation D under the Securities Act) of the Company:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE HELD BY A PERSON WHO MAY BE DEEMED TO BE AN AFFILIATE OF THE ISSUER FOR PURPOSES OF RULE 144 PROMULGATED UNDER THE

SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY BE SOLD ONLY IN COMPLIANCE WITH RULE 144, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A VALID EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

The legends set forth above shall be removed and the Company shall issue a new Note of like tenor and aggregate principal amount or number of shares, as appropriate, and which shall not bear the restrictive legends required by this Section 2.5(h)(i), (i) if such Notes are registered for resale under the Securities Act, (ii) if, in connection with a sale transaction, such holder provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that such sale, assignment or transfer of the Notes may be made without registration under the Securities Act, or (iii) upon expiration of the two-year period under Rule 144(k) under the Securities Act (or any successor rule) if the holder of the Securities certifies that it has not been an “affiliate” (as defined in Rule 501(b) of Regulation D under the Securities Act) during the preceding three (3) months.

(ii) Such Buyer understands that any stock certificate representing Conversion Shares shall bear a legend in substantially the following form (unless (i) such Conversion Shares have been registered pursuant to an effective registration statement, (ii) such Conversion Shares have been, or are being, transferred or sold pursuant to the exemption from registration provided by Rule 144 under the Securities Act, (iii) such Conversion Shares may be transferred pursuant to Rule 144(k) under the Securities Act (or any successor rule), or (iv) unless otherwise agreed by the Company in writing with written notice to the transfer agent):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM. THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY THE SECURITIES.

The Company may instruct the transfer agent to place the following legend on any certificate evidencing shares of Common Stock held by or transferred to an “affiliate” (as defined in Rule 501(b) of Regulation D under the Securities Act) of the Company:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE HELD BY A PERSON WHO MAY BE DEEMED TO BE AN AFFILIATE OF THE ISSUER FOR PURPOSES OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY BE SOLD ONLY IN COMPLIANCE WITH RULE 144, PURSUANT TO AN EFFECTIVE

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A VALID EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

The legends set forth above shall be removed and the Company shall issue the relevant Securities without such legends to the holder of the Securities upon which it is stamped, (i) if such Securities are registered for resale under the Securities Act, (ii) if, in connection with a sale transaction, such holder provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that such sale, assignment or transfer of the Securities may be made without registration under the Securities Act, (iii) upon expiration of the two-year period under Rule 144(k) under the Securities Act (or any successor rule) if the holder of the Securities certifies that it has not been an “affiliate” (as defined in Rule 501(b) of Regulation D under the Securities Act) during the preceding three (3) months, or (iv) if the holder of the Securities provides reasonable assurance that the Securities have been, or are being, transferred or sold pursuant to the exemption from registration provided by Rule 144 under the Securities Act (or any successor rule).

(iii) Such Buyer understands that, in the event Rule 144(k) as promulgated under the Securities Act (or any successor rule) is amended to change the two-year or three-month periods under Rule 144(k) (or the corresponding periods under any successor rule), (i) each reference in Sections 2.1(h)(i) and 2.1(h)(ii) of this Indenture to “two (2) years” or the “two-year period” and to “three (3) months” shall be deemed for all purposes of this Indenture to be references to such changed period or periods, and (ii) all corresponding references in the Notes shall be deemed for all purposes to be references to the changed period or periods, provided that such changes shall not become effective if they are otherwise prohibited by, or would otherwise cause a violation of, the then-applicable federal securities laws.

(j) Resale of Notes Purchased by the Company or an Affiliate. Any Note or Common Stock issued upon the conversion or exchange of a Note that, prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor rule), is purchased or owned by the Company or any Affiliate thereof may not be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Notes or Common Stock, as the case may be, no longer being “restricted securities” (as defined under Rule 144).

(k) Changes in Law. Notwithstanding any provision of Section 2.5 to the contrary, in the event Rule 144(k) as promulgated under the Securities Act (or any successor rule) is amended to change the two-year period under Rule 144(k) (or the corresponding period under any successor rule), from and after receipt by the Trustee of the Officer’s Certificate and Opinion of Counsel provided for in this Section 2.5(j), (i) each reference in Section 2.5(h)(i) to “two (2) years” shall be deemed for all purposes hereof to be references to such changed period, (ii) each reference in Section 2.5(h)(ii) to “two (2) years” shall be deemed for all purposes hereof to be references to such changed period and (iii) all corresponding references in the Notes shall be deemed for all purposes hereof to be references to such changed period, provided that such changes shall not become effective if they are otherwise prohibited by, or would otherwise cause a violation of, the then-applicable federal securities laws. As soon as practicable after the Company has knowledge of the effectiveness of any such amendment to change the two-year period under Rule 144(k) (or the corresponding period under any successor rule), unless such changes would otherwise be prohibited by, or would otherwise cause a violation of, the then-applicable securities law, the Company shall provide to the Trustee an Officer’s Certificate and Opinion of Counsel informing the Trustee of the effectiveness of such amendment and the effectiveness of the foregoing changes to Sections 2.5(h)(i) and 2.5(h)(ii) and the Notes. The provisions of this Section 2.5(j) will not be effective until such time as the Opinion of Counsel and Officer’s Certificate have been received by the Trustee hereunder. This Section 2.5(j) shall apply to successive amendments to Rule 144(k) (or any successor rule) changing the holding period thereunder.

(l) Limitation on Trustee’s Duties. The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Each Holder of a Note agrees to indemnify the Company and the Trustee against any liability to the Trustee that may result from the transfer, exchange or assignment of such Holder’s Note as a result of violation by such Holder of any provision of this Indenture and/or applicable United States Federal or state securities law.

(m) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.8. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

2.6	Mutilated, Destroyed, Lost or Stolen Notes

Upon receipt of evidence reasonably satisfactory to the Company, the Trustee and, if applicable, the authenticating agent, of the loss, theft, determination or mutilation of any Note,

together with the security or indemnity described in this paragraph, the Company shall execute, and upon its request the Trustee or an authenticating agent appointed by the Trustee shall authenticate and deliver, a new Note, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as reasonably required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their reasonable satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

The Trustee or such authenticating agent may authenticate any such substituted Note and deliver the same upon the receipt of such security or indemnity as the Trustee, the Company and, if applicable, such authenticating agent may reasonably require. Upon the issuance of any substituted Note, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. Once any substitute Note has been issued pursuant to this Section 2.6, the original Note being replaced by such substitute Note shall automatically be deemed canceled. In case any Note which has matured or is about to mature or has been called for redemption or is about to be converted into Common Stock shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as is reasonably required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in case of destruction, loss or theft, evidence reasonably satisfactory to the Company, the Trustee and, if applicable, any paying agent or conversion agent of the destruction, loss or theft of such Note and of the ownership thereof.

Every substitute Note issued pursuant to the provisions of this Section 2.6 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or conversion of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment or conversion of negotiable instruments or other securities without their surrender.

2.7	Temporary Notes

Pending the preparation of definitive Notes, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon written request of the Company, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Global Notes or the Definitive Notes, as the case may be, but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company in its reasonable discretion. Every such temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Definitive Notes or Global Notes. Without unreasonable delay the Company will execute and deliver to the Trustee or such authenticating agent Definitive Notes and Global Notes and thereupon any or all temporary Notes may be surrendered in exchange for the applicable replacement Note, at each office or agency maintained by the Company pursuant to Section 5.2 and the Trustee or such authenticating agent shall authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of Definitive Notes or Global Notes, as the case may be. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Definitive Notes or Global Notes, as the case may be, authenticated and delivered hereunder.

2.8	Cancellation of Notes Paid, Etc.

All Notes surrendered for the purpose of payment, redemption, repurchase, conversion, exchange or registration of transfer, shall, if surrendered to the Company or any paying agent or any Note Registrar or any conversion agent, be surrendered to the Trustee and promptly canceled by it, or, if surrendered to the Trustee, shall be promptly canceled by it, and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. Upon written instructions of the Company, the Trustee shall dispose of canceled Notes in accordance with its customary procedures. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation.

2.9	CUSIP Numbers

The Company in issuing the Notes shall use “CUSIP” numbers and the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “CUSIP” numbers.

ARTICLE III

OPTIONAL REDEMPTION OF NOTES

3.1	Redemption Price

From and after March 26, 2010, the Company may, at its option, redeem all or any part of the Notes (to the extent such Notes have not been repurchased, redeemed or converted (by giving notice thereof) prior to the Redemption Date (as defined below)), upon notice as set forth in Section 3.2, and the Company shall pay each holder of Notes redeemed a redemption price equal to the principal amount of such Notes, plus accrued and unpaid interest thereon, if any, to, but excluding, the date of redemption; provided that, if the Weighted Average Trading Price of the Common Stock on any day during the three (3) month period immediately preceding the date of the Redemption Notice (as defined below) is greater than or equal to the Conversion Price as of such date, then the Equity Conditions are required to be satisfied as of the date of the Redemption Notice and on each day thereafter through and including the Redemption Date (as defined below) and the Company shall not be permitted to deliver a Redemption Notice if the Equity Conditions are not satisfied as of the date thereof. Further, notwithstanding anything herein to the contrary, if at any time from and including the date of the Redemption Notice and prior to the date of such redemption (the “Redemption Date”) with respect to such Redemption Notice, (a) the Weighted Average Price of the Common Stock as of such date is greater than or equal to the Conversion Price as of such date and (b) the Equity Conditions shall be required to be satisfied for the period from and including the date of delivery of the Redemption Notice to and including the Redemption Date (the “Redemption Notice Period”). In the event that the Equity Conditions are required to be, but are not, satisfied as of any date during the Redemption Period (an “Equity Condition Failure”), the Company shall provide a notice to the Trustee and each Noteholder of such Equity Conditions Failure and, unless waived prior to the Redemption Date by holders of not less than 50% in aggregate principal amount of the Notes then outstanding hereunder determined in accordance with Section 9.4, the Redemption Notice shall of no further force or effect, no redemption shall occur on the Redemption Date and the Company shall withdraw the Redemption Notice.

3.2	Notice of Redemption; Selection of Notes

In case the Company shall desire to exercise the right to redeem all or, as the case may be, any part of the Notes pursuant to Section 3.1, it shall fix a date for redemption, and it, or at its request (which must be received by the Trustee at least ten (10) Business Days prior to the date the Trustee is requested to give notice as described below unless a shorter period is agreed to by the Trustee), the Trustee in the name of and at the expense of the Company, shall mail or cause to be mailed a notice of such redemption at least thirty (30) and not more than ninety (90) days prior to the date fixed for redemption to the holders of Notes so to be redeemed as a whole or in part at their last addresses as the same appear on the Note Register (provided that if the Company shall give such notice, it shall also give such notice, and notice of the aggregate amount of Notes to be redeemed, to the Trustee). Subject to Section 3.1 hereof, such notice of redemption (a “Redemption Notice”) shall be irrevocable. Mailing of the Redemption Notice shall be by first class mail and, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. In any case, failure to give such Redemption Notice by mail or any defect in the Redemption Notice to the holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Concurrently with the mailing of any such Redemption Notice (or any withdrawal of such Redemption Notice or notice of an Equity Conditions Failure), the Company shall issue a press release announcing such redemption, the form and content of which press release shall be determined by the Company in good faith, but in its sole discretion, and in accordance with applicable securities laws.

Each Redemption Notice shall specify the aggregate principal amount of Notes to be redeemed, the “CUSIP” number or numbers of such Notes, the date fixed for redemption, the redemption price at which Notes are to be redeemed, the place or places of payment, that payment will be made upon presentation and surrender of such Notes, that interest accrued to, but excluding, the date fixed for redemption will be paid as specified in said notice, and that on and after said date interest thereon or on the portion thereof to be redeemed will cease to accrue. Such notice shall also state the current Conversion Price and the date on which the right to convert such Notes or portions thereof into Common Stock will expire, which shall be the close of business on the Business Day immediately preceding the Redemption Date. If fewer than all the Notes are to be redeemed, the notice of redemption shall identify the Notes to be redeemed. In case any Note is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be issued.

On or prior to the Redemption Date specified in the notice of redemption given as provided in this Section, the Company will deposit with the Trustee or with one or more paying agents (or, if the Company is acting as its own paying agent, set aside, segregate and hold in trust as provided in Section 5.4) an amount of money sufficient to redeem on the Redemption Date all the Notes (or portions thereof) so called for redemption (other than those theretofore surrendered for conversion into Common Stock) at the appropriate redemption price, together with accrued interest to, but excluding, the date fixed for redemption; provided that if such payment is made on the Redemption Date it must be received by the Trustee or paying agent, as the case may be, by 1:00 p.m. New York City time, on such date. If any Note called for redemption is converted pursuant hereto, any money deposited with the Trustee or any paying agent or so segregated and held in trust for the redemption of such Note shall be paid to the Company upon its request, or, if then held by the Company shall be discharged from such trust.

If fewer than all the Notes are to be redeemed, the Company will give the Trustee written notice in the form of an Officer’s Certificate not fewer than forty-five (45) days (or such shorter period of time as may be acceptable to the Trustee) prior to the Redemption Date as to the aggregate principal amount of Notes to be redeemed, and the Company, or at its request, the Trustee in the name of and at the expense of the Company, shall give the holders at least twenty (20) days’ notice in advance of the Redemption Date as to the aggregate principal amount of Notes to be redeemed. If fewer than all the Notes are to be redeemed, the Trustee shall select the Notes or portions thereof to be redeemed (in principal amounts of One Thousand United States Dollars ($1,000) or integral multiples thereof), on a pro rata basis based on the aggregate principal amount of the Notes held by each holder thereof. If any Note selected for partial redemption is converted in part after such selection, the converted portion of such Note shall be deemed (so far as is possible) to be the portion to be selected for redemption. The Notes (or portions thereof) so selected shall be deemed duly selected for redemption for all purposes hereof, notwithstanding that any such Note is converted as a whole or in part before the mailing of the notice of redemption.

Upon any redemption of less than all Notes, the Company and the Trustee may (but need not) treat as outstanding any Notes surrendered for conversion during the period of fifteen (15) days next preceding the mailing of a Redemption Notice and may (but need not) treat as not outstanding any Note authenticated and delivered during such period in exchange for the unconverted portion of any Note converted in part during such period.

3.3	Payment of Notes Called for Redemption

If notice of redemption has been given as above provided, subject to Section 3.1 with respect to any Equity Conditions Failure, the Notes or portion of Notes with respect to which such notice has been given shall, unless converted into Common Stock pursuant to the terms hereof, become due and payable on the date and at the place or places stated in such notice at the applicable redemption price, and interest accrued to, but excluding, the date fixed for redemption, and on and after said date (unless the Company shall default in the payment of such Notes at the redemption price and interest accrued to, but excluding, said date) interest on the Notes or portion of Notes so called for redemption shall cease to accrue and such Notes shall cease at the close of business on the date fixed for redemption to be convertible into Common Stock and, except as provided in Sections 8.5 and 13.4, to be entitled to any benefit or security under this Indenture, and the holders thereof shall have no right in respect of such Notes except the right to receive the redemption price thereof and unpaid interest to, but excluding, the date fixed for redemption. On presentation and surrender of such Notes at a place of payment specified in said notice, the said Notes or the specified portions thereof to be redeemed shall be paid and redeemed by the Company at the applicable redemption price and interest accrued thereon to, but excluding, the date fixed for redemption; provided that, if the applicable redemption date is an Interest Payment Date, the semi-annual payment of interest becoming due on such date shall be payable to the holders of such Notes registered as such on the relevant record date subject to the terms and provisions of Section 2.3.

Upon presentation of any Note redeemed in part only, the Company shall execute and the Trustee shall authenticate and deliver to the holder thereof, at the expense of the Company, a new Note or Notes, of authorized denominations, in principal amount equal to the unredeemed portion of the Notes so presented.

Notwithstanding the foregoing, the Company shall not redeem any Notes or mail any Redemption Notice during the continuance of a default in payment of interest or premium on the Notes or of any Event of Default or after the earlier of the occurrence or the public announcement of a Repurchase Event until such time as such Repurchase Event is consummated. If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal and premium, if any, shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate borne by the Note and such Note shall remain convertible into Common Stock until the principal and premium, if any, shall have been paid or duly provided for.

3.4	Conversion Arrangement on Call for Redemption

In connection with any redemption of Notes, the Company may arrange for the purchase and conversion of any Notes not converted prior to the expiration of such conversion right by an agreement with one or more investment bankers or other purchasers to purchase such Notes by paying to the Trustee in trust for the Noteholders, on or before the date fixed for redemption, an amount not less than the applicable redemption price and interest accrued to the date fixed for redemption, of such Notes. Notwithstanding anything to the contrary contained in this Article III, the obligation of the Company to pay the redemption price of such Notes and interest accrued to, but excluding, the date fixed for redemption, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers to such Noteholders. If such an agreement is entered into, a copy of which, certified as true and correct by the Secretary or Assistant Secretary of the Company will be filed with the Trustee prior to the date fixed for redemption, any Notes not duly surrendered for conversion by the holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such holders and (notwithstanding anything to the contrary contained in Article XV) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the Redemption Date (and the right to convert any such Notes shall be deemed to have been extended through such time), subject to payment of the above amount as aforesaid. At the written direction of the Company, the Trustee shall hold and dispose of any such amount paid to it in the same manner as it would monies deposited with it by the Company for the redemption of Notes. Without the Trustee’s prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Notes shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture, and the Company agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Notes between the Company and such purchasers, including the costs and expenses incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.

ARTICLE IV

SUBORDINATION

4.1	Subordination to Senior Indebtedness

The Company covenants and agrees, and each holder of a Note, by his or her acceptance thereof, likewise covenants and agrees, that all Notes shall be issued subject to the provisions of the Intercreditor Agreement and to the extent and in the manner set forth in the Intercreditor Agreement, (a) the indebtedness represented by the Notes and the payment of the principal amount, interest thereon, Company Conversion Provisional Payment, redemption price for Notes called for redemption in accordance with Section 3.2, the Repurchase Price with respect to Notes submitted for repurchase in accordance with Section 16.1, Extension Fees, Liquidated Damages, fees, expenses or any other amounts in respect of each and all of the Notes are hereby expressly made subordinate and junior and subject in right of payment to the prior payment in full in cash of all Senior Indebtedness of the Company now outstanding or hereinafter incurred and (b) the Liens granted to the Collateral Agent pursuant to the Security Agreement are subordinate and junior to the Liens in favor of the Senior Agent.

4.2	Execution of Intercreditor Agreement

Upon any written request by the Company, the Trustee shall execute and deliver one or more Intercreditor Agreements to evidence the payment and lien subordination of the Notes to Senior Indebtedness.

The provisions of the Intercreditor Agreement shall benefit each holder of Senior Indebtedness as if such agreement were fully set forth herein and reflecting the applicable name(s) of the Senior Agent and the appropriate reference(s) to the Senior Facility, whether or not the applicable Senior Lender or the Collateral Agent has executed and delivered the Intercreditor Agreement, so long as such Senior Agent consents to be bound by the obligations applicable to the Senior Agent as set forth therein.

ARTICLE V

PARTICULAR COVENANTS OF THE COMPANY

5.1	Payment of Principal, Premium and Interest

The Company covenants and agrees that it will duly and punctually pay or cause to be paid the redemption price, Repurchase Price, principal of and premium, if any, and interest on each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes. Liquidated Damages paid pursuant to Section 15.2, if any, shall be paid within ten (10) Business Days of the date from which such Liquidated Damages accrued pursuant to Section 15.2. Liquidated Damages on the Notes paid pursuant to Section 2(f) of the Registration Rights Agreement, if any, shall be paid at the times and in the manner provided therein. Each installment of interest on the Notes due on any semi-annual Interest Payment Date may be paid by mailing checks for the interest payable to or upon the written order of the holders of Notes entitled thereto as they shall appear on the Note Register, provided that, with respect to any holder of Notes with an aggregate principal amount equal to or in excess of Five Hundred Thousand United States Dollars ($500,000), interest on such holder’s Notes shall be paid by wire transfer in immediately available funds in accordance with the wire transfer instructions supplied by such holder from time to time to the Trustee and paying agent (if different from Trustee) at least five (5) Business Days prior to the applicable record date. All payments shall be considered made on the date due if on such date the Company has deposited (in the manner provided in Section 3.2 and Section 5.4(a)) with the Trustee or with one or more paying agents (or, if the Company is acting as its own paying agent, has set aside, segregated and is holding in trust as provided in Section 5.4) an amount of money sufficient to make such payments.

5.2	Maintenance of Office or Agency

The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where the Notes may be presented for registration of transfer or exchange or for presentation for payment or for conversion, redemption or repurchase and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served, which may be the Corporate Trust Office of the Trustee. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby initially designates the Trustee as paying agent, Note Registrar, Custodian and conversion agent and the Corporate Trust Office and the office or agency of the Trustee in the Borough of Manhattan, The City of New York (which initially shall be The Bank of New York Trust Company, N.A., located at 101 Barclay Street, New York, New York 10286, Attention: Corporate Trust Administration), as one such office or agency of the Company for each of the aforesaid purposes.

So long as the Trustee is the Note Registrar, the Trustee agrees to mail, or cause to be mailed, the notices set forth in Section 8.10(a) and the third paragraph of Section 8.11.

5.3	Appointments to Fill Vacancies in Trustee’s Office

The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 8.10, a Trustee, so that there shall at all times be a Trustee hereunder.

5.4	Provisions as to Paying Agent

(a) If the Company shall appoint a paying agent other than the Trustee or if the Trustee shall appoint such a paying agent, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 5.4:

(i) that it will hold all sums held by it as such agent for the payment of the principal of and premium, if any, or interest (including Liquidated Damages, if any) on the Notes (whether such sums have been paid to it by the Company or by any other Person) in trust for the benefit of the holders of the Notes;

(ii) that it will give the Trustee notice of any failure by the Company (or by any other Person) to make any payment of the principal of and premium, if any, or interest (including Liquidated Damages and/or Extension Fees, if any) on the Notes when the same shall be due and payable; and

(iii) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Company shall, on or before each due date of the redemption price, Repurchase Price, principal of, premium, if any, or interest on the Notes, deposit with the paying agent a sum sufficient to pay such principal, premium, if any (including Liquidated Damages and/or Extension Fees, if any), or interest, and (unless such paying agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action, provided that if such deposit is made on the due date, such deposit must be received by the paying agent by 1:00 p.m., New York City time, on such date.

(b) If the Company shall act as its own paying agent, it will, on or before each due date of the principal of, premium, if any, or interest (including Liquidated Damages and/or Extension Fees, if any) on the Notes, set aside, segregate and hold in trust for the benefit of the holders of the Notes a sum sufficient to pay such principal, premium, if any, or interest (including Liquidated Damages and/or Extension Fees, if any) so becoming due and will notify the Trustee of any failure to take such action and of any failure by the Company (or any other Person) to make any payment of the principal of, premium, if any, or interest (including Liquidated Damages and/or Extension Fees, if any) on the Notes when the same shall become due and payable.

While any such default continues, the Trustee may require the Company to pay all money held by it as Paying Agent to the Trustee. After the occurrence and during the continuance of any Event of Default, the Trustee shall serve as Paying Agent for the Notes.

(c) Anything in this Section 5.4 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any paying agent hereunder as required by this Section 5.4, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Company or any paying agent to the Trustee, the Company or such paying agent shall be released from all further liability with respect to such sums.

(d) Anything in this Section 5.4 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 5.4 is subject to Sections 13.3 and 13.4.

5.5	Existence: Business and Properties

Subject to Article XII, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence. The Company will, and will cause each of its Significant Subsidiaries to, do or cause to be done all things necessary to: (i) obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its and such Subsidiaries’ business; and (ii) at all times maintain and preserve all property material to the conduct of such business and from time to time make, or cause to be made, all repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times, except in each case if such failure is not reasonably likely to result in a Material Adverse Effect.

5.6	Insurance

At all times the Company will keep its and each of its Significant Subsidiaries’ insurable properties insured by financially sound and reputable insurers against such risks as is reasonable and prudent or may be required by applicable law.

5.7	Maintaining Records; Access to Properties

The Company will keep, and will cause its Significant Subsidiaries to keep, proper books of records and account in which full and correct entries are made of all dealings and transactions in relation to its business and activities, each administered in accordance with sound business practices to permit the preparation of financial statements in conformity with GAAP.

5.8	Compliance with Laws

The Company will comply and will cause its Significant Subsidiaries to comply in all material respects with applicable laws, whether now in effect or hereinafter enacted, except in each case where the failure to so comply with law is not reasonably likely to result in a Material Adverse Effect.

5.9	Information Requirement

With a view to making available to the Investors, the benefits of Rule 144, the Company shall: (1) make and keep public information available, as those terms are understood and defined in Rule 144; (2) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and (3) furnish to each Investor, so long as such Investor owns Restricted Securities promptly upon request (A) a written statement by the Company, if true, that it has complied with the applicable reporting requirements of Rule 144, the Securities Act and the Exchange Act, (B) a copy of the most recent annual or quarterly report of the Company and copies of such other reports and documents so filed by the Company, (C) the information required by Rule 144A(d)(4) (or any successor rule) under the Securities Act, and (D) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration. Until the later of (i) the date that is one year after the date as of which the Investors may sell all of the shares of Common Stock issued upon conversion of the Notes without restriction pursuant to Rule 144(k) promulgated under the Securities Act, and (ii) the date on which no Notes remain outstanding, the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination.

5.10	Stay, Extension and Usury Laws

The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company from paying all or any portion of the redemption price, Repurchase Price or principal of, premium, if any (including Liquidated Damages, if any) or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

5.11	Compliance Certificate

The Company shall deliver to the Trustee within one hundred five (105) days after the end of each fiscal year of the Company (beginning with the fiscal year ending on May 31, 2007) an Officer’s Certificate, signed by the principal executive, principal financial officer or principal accounting officer of the Company, stating whether or not to the best of such person’s knowledge the signers know of any default or Event of Default that occurred during such period. Such Officer’s Certificate shall describe in reasonable detail the default or Event of Default, if any, and its status.

The Company shall deliver to the Trustee, as soon as possible and in any event within ten (10) Business Days after the Company becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officer’s Certificate setting forth the details of such Event of Default or default and the action which the Company proposes to take with respect thereto.

5.12	Limit on Incurring Additional Indebtedness and Liens

So long as any Notes are outstanding, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

(a) incur, create, issue, assume, guarantee or otherwise become liable for, or suffer to exist, any outstanding Indebtedness other than (i) Senior Indebtedness, (ii) the 5.25% Convertible Subordinated Notes due 2007, (iii) purchase money Indebtedness in an aggregate amount outstanding at any time not in excess of $500,000, (iv) Indebtedness of the Company evidenced by the Notes and Indebtedness of any Subsidiary evidenced by a Note Guarantee; (v) unsecured Indebtedness of the Company or a Subsidiary owing to and held by a Subsidiary or the Company; provided that (A) such Indebtedness is fully subordinated to the Obligations and (B) upon the occurrence and during the continuance of an Event of Default such Indebtedness is evidenced by a promissory note that has been pledged to the Trustee, or (vi) unsecured Indebtedness incurred by the Company and/or any of its Subsidiaries that is expressly made subordinate in right of payment to prior payment and satisfaction in full of the Obligations other than indemnification Obligations as to which no claim has been made, and which unsecured Indebtedness does not provide at any time for the payment, prepayment, repayment, repurchase or defeasance, directly or indirectly, of any principal or premium, if any, thereon until June 30, 2027 or later; or

(b) create, allow or suffer to exist any Lien upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries, other than Permitted Liens.

5.13	Payment Restrictions Affecting Subsidiaries

The Company shall not, nor will it permit any of its Significant Subsidiaries to, enter into or assume any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for an obligation, except to the extent any such agreement provides for Permitted Liens. Except as provided herein, the Company shall not and shall not cause or permit its Significant Subsidiaries to directly or indirectly create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction of any kind on the ability of any such Subsidiary to: (1) pay dividends or make any other distribution on any of such Subsidiary’s capital stock owned by the Company or any other Subsidiary; (2) pay any Indebtedness owed to the Company or any other Subsidiary; (3) make loans or advances to the Company or any other Subsidiary; or (4) transfer any of its property or assets to the Company or any other Subsidiary, in each case, other than those encumbrances and restrictions existing on the Closing Date and contained in any agreement governing the Senior Facility or agreements in the nature of a requirement to conduct business in the ordinary course relating to the sale of a Subsidiary pending such sale.

5.14	Limit on Dividends and Dilutive Distributions

So long as any Notes are outstanding, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

(a) declare, set aside or pay a dividend or make a distribution in respect of any capital stock (in shares of Common Stock or cash (excluding any cash that is distributed upon a merger or consolidation to which Section 15.7 applies), shares of any class of capital stock of the Company or any other entity, any evidences of the Company’s indebtedness or any other assets of the Company or any of its Subsidiaries (including securities));

(b) issue rights, options or warrants to holders of outstanding shares of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price on the record date fixed for the determination of stockholders entitled to receive such rights, options or warrants;

(c) make a tender offer for, or repurchase, redeem or acquire all or any portion of the outstanding capital stock of the Company or any of its Subsidiaries, excluding repurchases of capital stock from employees or former employees of the Company not in excess of an aggregate amount of $50,000 in any fiscal year;

(d) implement a new stockholder rights plan, unless such rights plan provides that upon conversion of any Note the holders will receive, in addition to the Common Stock issuable upon such conversion, the rights issued under such rights plan as if such converting holders had converted such Note prior to implementing the rights plan and notwithstanding the occurrence of an event causing such rights to separate from the Common Stock at or prior to the time of conversion; or

(e) split, combine or reclassify any capital stock or issue or authorize the issuance of any securities in respect of, in lieu of or in substitution for, any capital stock.

Notwithstanding the foregoing, any Subsidiary may declare, set aside or pay any dividends or make any other distributions in respect of any of its capital stock that is held by the Company or by a Subsidiary.

5.15	Payment of 5.25% Convertible Subordinated Notes due 2007

The Company shall pay all of its 5.25% Convertible Subordinated Notes due 2007 that remain outstanding on the maturity date of such notes. The Company shall set aside funds from the sale of the Notes in a blocked account at Comerica Bank in an amount sufficient to pay the principal amount of the 5.25% Convertible Subordinated Notes on the June 15, 2007 maturity date, together with an amount sufficient to pay all interest that will be payable on all such notes that are outstanding as of the date of this Indenture to such maturity date.

5.16	Prepayments

Except for the Senior Indebtedness, the Notes and intercompany indebtedness, the Company shall not, nor will it permit any of its Subsidiaries to, prepay any Indebtedness that is in parity with or subordinate to the Notes by structure or contract.

5.17	Investment Company Act

The Company will not, nor will it permit any of its Subsidiaries to, become an investment company subject to registration under the Investment Company Act of 1940, as amended.

5.18	OFAC

The Company shall not, nor will it suffer or permit any of its Subsidiaries to: (a) become a person whose property or interests in property are blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting

Transactions With Persons Who Commit, Threaten to Commit or Support Terrorism (66 Fed. Reg. 49079(2001)), (b) engage in any dealings or transactions prohibited by Section 2 of such executive order, or be otherwise associated with any such person in any manner violative of Section 2 or (c) otherwise become a person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order.

5.19	Note Guarantees and Additional Collateral

If any Domestic Subsidiary becomes a Significant Subsidiary (excluding any Subsidiary that has previously executed a Note Guarantee), then such Subsidiary shall (a) execute a Note Guarantee in the form of a Supplemental Indenture, (b) enter into amendments to the Security Documents or enter into new security documents granting the Trustee, on behalf of the holders of Notes, a security interest on all of the assets of such Domestic Subsidiary other than the Excluded Assets and (c) deliver an Opinion of Counsel in accordance with the terms of this Indenture within 90 days after the end of the fiscal quarter in which such Subsidiary first becomes a Significant Subsidiary. The form of such Note Guarantee is attached as Exhibit G hereto.

5.20	Investments.

From and after the date of this Indenture, the Company will not, and will not permit any of its Subsidiaries to: (a) purchase or acquire (or commit to purchase or acquire) any capital stock, or any obligations or other securities of, or any interest in, any Person; (b) make (or commit to make) any acquisition of all or substantially all of the assets of another Person, or of any business or division of any Person, including without limitation, by way of merger, consolidation or other combination or (c) make (or commit to make) any advance, loan, extension of credit or capital contribution to or any other investment in, any Person (each, an “Investment”) except:

(i) Investments in a Guarantor or a Person which will, upon the making of such Investment, becomes a Guarantor;

(ii) Investments in another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Guarantor;

(iii) Temporary Cash Investments;

(iv) intercompany prepayments and advances (among the Company and its Subsidiaries) created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms and in any event not more than 3 months after created; provided that if any such prepayment or advance is not paid or discharged in accordance with its terms during such 3-month period, then the payee shall promptly exercise any setoff rights available to it and such amounts in any event shall be paid or discharged in accordance with its terms within 6 months (and, if not so paid or discharged at such time, shall thereafter constitute Indebtedness of the payor subject to Section 5.12);

(v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(vi) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Subsidiary, as the case may be;

(vii) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(viii) Investments totaling not more than $5,000,000 in the aggregate at any time outstanding in Foreign Subsidiaries that are not Guarantors; and

(ix) Investments (excluding Investment described in clauses (i)-(viii) above) totaling not more than $1,000,000 in the aggregate at any time outstanding.

In valuing any Investments for the purposes of applying the limitations set forth in this Section 5.20 (except as otherwise expressly provided herein), such Investment shall be taken at the original cost thereof, without allowance for any subsequent write-offs or appreciation or depreciation, but less any amount repaid or recovered on account of capital or principal.

5.21	Further Instruments and Acts

Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

ARTICLE VI

NOTEHOLDERS’ LISTS AND REPORTS BY THE COMPANY AND THE TRUSTEE

6.1	Noteholders Lists

The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, semi-annually, not more than fifteen (15) days after each June 1 and December 1 in each year beginning with June 1, 2007 and at such other times as the Trustee may request in writing, within thirty (30) days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the holders of Notes as of a date not more than fifteen (15) days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished so long as the Trustee is acting as Note Registrar.

6.2	Preservation and Disclosure of Lists

(a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of Notes contained in the most recent list furnished to it as provided in Section 6.1 or maintained by the Trustee in its capacity as Note Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 6.1 upon receipt of a new list so furnished.

(b) The rights of Noteholders to communicate with other holders of Notes with respect to their rights under this Indenture or under the Notes and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

(i) Every Noteholder, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of holders of Notes made pursuant to the Trust Indenture Act.

6.3	Reports by Trustee

(a) After this Indenture has been qualified under the Trust Indenture Act, the Trustee shall transmit to holders of Notes such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within sixty (60) days after each May 15 following the date of this Indenture deliver to holders a brief report, dated as of such May 15 which complies with the provisions of such Section 313(a).

(b) A copy of such report shall, at the time of such transmission to holders of Notes, be filed by the Trustee with each stock exchange and automated quotation system upon which the Notes are listed, if any, and with the Company. The Company will promptly notify the Trustee as soon as practicable when the Notes are listed on any stock exchange or automated quotation system and when any such listing is discontinued.

6.4	Reports by Company

(a) After this Indenture has been qualified under the Trust Indenture Act, the Company shall file with the Trustee and the Commission, and transmit to holders of Notes, such information, documents and other reports and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within fifteen (15) days after the same is so required to be filed with the Commission; provided, further that the Company shall not be required to deliver to the Trustee any materials for which the Company has received confidential treatment by the SEC.

(b) During any period in which the Company is not subject to Section 13 or 15(d) under the Exchange Act, the Company will deliver to the Trustee (a) as soon as available and in any event within ninety (90) days after the end of each fiscal year of the Company (i) a consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of operations, stockholders’ equity and cash flows for such fiscal year, all reported on by an independent public accountant of nationally recognized standing and (ii) a report containing a management’s discussion and analysis of the financial condition and results of operations and a description of the business and properties of the Company and (b) as soon as available and in any event within forty-five (45) days after the end of each of the first three quarters of each fiscal year of the Company (i) an unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal quarter and the related consolidated statements of operations, stockholders’ equity and cash flows for such fiscal quarter and (ii) a report containing a management’s discussion and analysis of the financial condition and results of operations of the Company for such quarter; provided that the foregoing statements and reports shall not be required for any fiscal year or quarter, as the case may be, with respect to which the Company files or expects to file with the Trustee an annual report or quarterly report, as the case may be, pursuant to the preceding paragraph of this Section 6.4. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

ARTICLE VII

DEFAULTS AND REMEDIES

7.1	Events of Default

In case one or more of the following Events of Default (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:

(a) the Company shall default in the payment when due of (i) any installment of interest, Liquidated Damages as provided in Section 15.2 or Extension Fees upon any of the Notes, and such default shall continue for thirty (30) calendar days after the due date thereof, (ii) the principal of and premium (including, without limitation, the Company Conversion Provisional Payment), if any, on any of the Notes either at maturity or in connection with any conversion, redemption, by declaration or otherwise, (iii) the redemption price in respect of any Note on the Redemption Date in accordance with the provisions of Article III or (iv) the Repurchase Price in respect of any Note on the repurchase date therefor in accordance with the provisions of Article XVI; or

(b) the Company shall fail to duly to observe or perform any other of the covenants on the part of the Company in the Notes or in this Indenture (other than default in performance of a covenant that is specifically dealt with elsewhere in this Section) and, if curable, such failure shall continue for a period of thirty (30) days after the earlier of (i) the date on which written notice of such failure, specifying such default and requiring the Company to remedy the same and stating that such notice is a “Notice of Default,” shall have been given to the Company by the Trustee, or to the Company and a Responsible Officer of the Trustee by the holders of not less than 20% in aggregate principal amount of the outstanding Notes at the time outstanding determined in accordance with Section 9.4 or (ii) the first date on which an officer of the Company became, or should have become, aware of such failure; or

(c) failure by the Company to deliver shares of Common Stock required to be delivered upon conversion of a Note in accordance with Article XV, including, without limitation, failure to deliver Additional Shares, within ten (10) Business Days after the applicable Conversion Date; or

(d) failure on the part of the Company to provide a written notice of a Repurchase Event in accordance with Section 16.2; or

(e) failure on the part of the Company or any Significant Subsidiary to make any payment at maturity, including any applicable grace period, or upon acceleration, in respect of indebtedness of, or guaranteed or assumed by, the Company or any Significant Subsidiary, in a principal amount then outstanding in excess of $500,000, and the continuance of such failure to pay, discharge or obtain the rescission or annulment of acceleration of such indebtedness, as the case may be, for a period of thirty (30) days; or

(f) one or more final non-appealable judgments for the payment of money in excess of $500,000 to the extent not fully paid or discharged (excluding any portion thereof that is covered by a insurance policy issued by an insurance company of recognized standing and creditworthiness) is rendered against the Company or any of its Subsidiaries, and the same shall remain undischarged for a period of sixty (60) consecutive days during which execution is not effectively stayed, or any action is legally taken by a judgment creditor to levy upon assets or properties of such Person to enforce any such judgment; or

(g) any execution or attachment shall be issued whereby any substantial part of the property of the Company or any of its Subsidiaries shall be taken or attempted to be taken and the same shall not have been vacated or stayed within thirty (30) days after the issuance thereof;

(h) the Company or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

(i) an involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) consecutive days; or

(j) any of the representations or warranties made by the Company herein or in the Transaction Documents shall be false or misleading in any material respect at the time made; or

(k) the Company shall fail to duly observe or perform any of the covenants on the part of the Company in the Transaction Documents (other than the Notes and this Indenture), and if curable, such failure shall continue for thirty (30) days after the earlier of (I) the date on which there shall have been given, by registered or certified mail, to the Company and a Responsible Officer of the Trustee by the holders of not less than 20% in aggregate principal amount of the Notes then outstanding, a written notice specifying such default and requiring the Company to cause such default to be cured or waived and stating that such notice is a “Notice of Default” hereunder or (II) the first date on which an officer of the Company became, or should have become, aware of such failure; or

(l) unless all the Collateral has been released from the Junior Liens in accordance with the provisions of the Security Documents, default by the Company in the performance of the Security Documents, or the occurrence of any event, which adversely affects the enforceability, validity, perfection or priority of the Junior Lien on a material portion of the Collateral granted to the Collateral Agent for the benefit of the Trustee and the Holders, the repudiation or disaffirmation by the Company of its material obligations under the Security Documents or the determination in a judicial proceeding that the Security Documents are unenforceable or invalid against the Company for any reason with respect to a material portion of the Collateral; or

(m) the Company shall fail to file periodic or other reports in accordance with Sections 5.6 or 6.4 or to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act (a “Filing Failure”) and there shall have been given, by registered or certified mail, to the Company and a Responsible Officer of the Trustee by the holders of not less than 20% in aggregate principal amount of the Notes then outstanding, a written notice specifying such default and requiring the Company to cause such default to be cured or waived and stating that such notice is a “Notice of Default” hereunder and such failure shall continue or either (i) for sixty (60) days after such notice is given and the Company shall not have paid the Extension Fee as provided in this Section 7.1 or (ii) for one hundred and eighty (180) days after such notice is given if the Company shall have paid the Extension Fee as provided in this Section 7.1 (and no Event of Default under this clause 7.1(k) shall be deemed to occur until the passage of such sixty (60) day or such one hundred and eighty (180) day period, as applicable); or

(n) the subordination provisions of the Intercreditor Agreement or any agreement or instrument governing the subordination or intercreditor terms or provisions of the Senior Indebtedness shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect, or any Person shall contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or the Obligations, for any reason shall not have the priority contemplated by this Indenture or such subordination provisions; or

(o) any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect (other than pursuant to the terms of this Indenture) or any Guarantor shall deny or disaffirm its obligations under such Guarantor’s Note Guarantee or shall give notice to such effect; or

(p) failure on the part of the Company to duly observe and comply with the limitations on Indebtedness and Liens set out in Section 5.12 and such failure continues for a period of 10 days following the occurrence thereof or, if later, the date the Company knows or should have known of such failure; provided that if such failure is not capable of cure or if the Company is not diligently pursuing a cure, then the cure period shall terminate;

(q) an “Event of Default” under and as defined in the Senior Facility at any time when the obligations outstanding under such credit facility are $1,000,000 or more; or

then, and in each and every such case (other than an Event of Default specified in Section 7.1(h) or (i) with respect to the Company), unless the principal of all of the Notes shall have already become due and payable, and unless the Event of Default shall have been waived in writing in accordance with the provisions of Section 7.7, either the Trustee or the holders of not less than 20% in aggregate principal amount of the Notes then outstanding hereunder determined in accordance with Section 9.4, by notice in writing to the Company (and to the Trustee if given by Noteholders), may declare the principal of and premium, if any, on all the Notes and the interest accrued thereon (including Liquidated Damages and Extension Fees to the extent accrued and unpaid) to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Notes contained to the contrary notwithstanding. If an Event of Default specified in Section 7.1(h) or (i) occurs and is continuing with respect to the Company, the principal of all the Notes and the interest accrued thereon (including Liquidated Damages and Extension Fees to the extent accrued and unpaid) shall be immediately due and payable. In addition to the foregoing, after the occurrence and during the continuance of an Event of Default, the rate of interest on the Notes shall, to the maximum extent permitted by law, be increased by three percent (3%) per annum (i.e., from 6.25% to 9.25% per annum), or if less, increased to the maximum interest rate then permitted by applicable law. Any such interest which is not paid when due shall, to the maximum extent permitted by law, accrue interest until paid at the rate from time to time applicable to the principal of the Notes. Notwithstanding the foregoing if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all Notes and the principal of and premium, if any, on any and all Notes which shall have become due otherwise than by acceleration (with interest on overdue installments of interest (to the extent that payment of such interest is enforceable under applicable law) and on such principal and premium, if any, at the rate borne by the Notes, to the date of such payment or deposit) and amounts due to the Trustee pursuant to Section 8.6, and if any and all defaults under this Indenture, other than the nonpayment of principal of and premium, if any, and accrued interest on Notes which shall have become due by acceleration, shall have been cured or waived pursuant to Section 7.7, then and in every such case the holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all defaults or Events of Default and rescind and annul such acceleration and its consequences; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or Event of Default, or shall impair any right consequent thereon.

In the event of a declaration of acceleration of the Notes solely because an Event of Default described in clause (e) or (m) of Section 7.1 has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically rescinded and annulled if the event of default or payment default triggering such Event of Default pursuant to clause (e) or (m) of Section 7.1 shall be remedied or cured by the Company or a Subsidiary of the Company or waived by the holders of the relevant Indebtedness.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the holders of Notes, and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the holders of Notes, and the Trustee shall continue as though no such proceeding had been instituted.

7.2	Payments of Notes on Default; Suit Therefor

The Company covenants that (a) in case default shall be made in the payment by the Company of any installment of interest or Liquidated Damages upon any of the Notes as and when the same shall become due and payable, and such default shall have continued for a period of thirty (30) days, or (b) in case default shall be made in the payment of the principal of or premium, if any, on any of the Notes as and when the same shall have become due and payable, whether at maturity of the Notes or in connection with any redemption or repurchase, by declaration under this Indenture or otherwise, then, upon demand of the Trustee or demand made, by registered or certified mail, to the Company and a Responsible Officer of the Trustee by holders of not less than 20% in aggregate principal amount of the Notes, the Company will pay to the Trustee, for the benefit of the holders of the Notes, the whole amount that then shall have become due and payable on all such Notes for principal and premium (including Liquidated Damages and Extension Fees to the extent accrued and unpaid), if any, or interest, or both, as the case may be, with interest upon the overdue principal and premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of interest at the rate borne by the Notes; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee, its agents, attorneys and counsel, and any expenses or liabilities incurred by the Trustee hereunder other than through its own negligence or willful misconduct. Until such demand by the Trustee, the Company may pay the principal of and premium (including Liquidated Damages and Extension Fees to the extent accrued and unpaid), if any, and interest on the Notes to the registered holders, whether or not the Notes are overdue.

In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor on the Notes and collect in the manner provided by law out of the property of the Company or any other obligor on the Notes wherever situated the monies adjudged or decreed to be payable.

In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 7.2, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal, premium, if any, and interest (including Liquidated Damages, if any) owing and unpaid in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee and of the Noteholders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due the Trustee under Section 8.6; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Noteholders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including agents and counsel fees incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property which the holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof on any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the holders of the Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the holders of the Notes, and it shall not be necessary to make any holders of the Notes parties to any such proceedings.

7.3	Application of Monies Collected by Trustee

Any monies collected by the Trustee pursuant to this Article VII shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

First: To the payment of all amounts due the Trustee under Section 8.6;

Second: To the payment of all Senior Indebtedness to the extent required by the Intercreditor Agreement;

Third: In case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of interest on the Notes in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the rate borne by the Notes, such payments to be made ratably to the Persons entitled thereto;

Fourth: In case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid, to the payment of the whole amount then owing and unpaid upon the Notes for principal and premium, if any, and interest, with interest on the overdue principal and premium, if any, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the rate borne by the Notes; and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal and premium, if any, and interest without preference or priority of principal and premium, if any, over interest, or of interest over principal and premium, if any, or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal and premium, if any, and accrued and unpaid interest; and

Fifth: To the payment of the remainder, if any, to the Company.

7.4	Proceedings by Noteholder

Subject to the last two paragraphs of this Section 7.4, no holder of any Note shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless such holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, and unless also the holders of not less than 20% in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such indemnity as may be reasonably satisfactory to the Trustee against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 7.7; it being understood and intended, and being expressly covenanted by the taker and holder of every Note with every other taker and holder and the Trustee, that no one or more holders of Notes shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other holder of Notes, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Notes (except as otherwise provided herein). For the protection and enforcement of this Section 7.4, each and every Noteholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any holder of any Note to receive payment of the principal of and premium, if any, and interest (including Liquidated Damages and/or Extension Fees to the extent accrued but unpaid) on such Note, on or after the respective due dates expressed in such Note, or to institute suit for the enforcement of any such payment on or after such respective dates against the Company shall not be impaired or affected without the consent of such holder.

Anything in this Indenture or the Notes to the contrary notwithstanding, the holder of any Note, without the consent of either the Trustee or the holder of any other Note, in his own behalf and for his own benefit, may enforce, and may institute and maintain any proceeding suitable to enforce, such holder’s rights of conversion as provided herein.

7.5	Proceedings by Trustee

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

7.6	Remedies Cumulative and Continuing

Except as provided in the last paragraph of Section 2.6, all powers and remedies given by this Article VII to the Trustee or to the Noteholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any holder of any of the Notes to exercise any right or power accruing upon any default or Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or any acquiescence therein; and, subject to the provisions of Section 7.4, every power and remedy given by this Article VII or by law to the Trustee or to the Noteholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Noteholders.

7.7	Direction of Proceedings and Waiver of Defaults by Majority of Noteholders

The holders of a majority in aggregate principal amount of the Notes at the time Outstanding, determined in accordance with Section 9.4, shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided, however, that (a) such direction shall not be in conflict with any rule of law or with this Indenture, and (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. The holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding determined in accordance with Section 9.4 may on behalf of the holders of all of the Notes waive any past default or Event of Default hereunder and its consequences except (i) a default in the payment of interest or premium (including Liquidated Damages and Extension Fees), if any, on, or the principal of, the Notes when due, (ii) a failure by the Company to convert any Notes into Common Stock or (iii) a default in respect of a covenant or provisions hereof which under Article XI cannot be modified or amended without the consent of all affected holders of Notes then Outstanding. Upon any such waiver the Company, the Trustee and the holders of the Notes shall be restored to their former positions and rights hereunder; said default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; however, any such waiver shall be effective only in the specific instance and shall not extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

7.8	Notice of Defaults

The Trustee shall, within ninety (90) days after the Trustee obtains knowledge of the occurrence of a default, mail to all Noteholders, as the names and addresses of such holders appear upon the Note Register, notice of all defaults actually known to a Responsible Officer, unless such defaults shall have been cured or waived before the giving of such notice; and provided that, except in the case of default in the payment of the principal of, or premium, if any, or interest (including Liquidated Damages and/or Extension Fees to the extent accrued but unpaid) on any of the Notes, including without limiting the generality of the foregoing any default (x) in the payment of any Repurchase Price or in the payment of any amount due in connection with any redemption of Notes, or (y) in delivery of Common Stock and cash or a check in respect of any fractional interests in a share of Common Stock upon conversion of any of the Notes on the date provided for herein therefor, then in any such event the Trustee shall be protected in withholding such notice if and so long as a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Noteholders. The Trustee shall, within five (5) days after receipt by the Trustee of a Payment Blockage Notice, send to all Noteholders, as the names and addresses of such holders appear upon the Note Register, notice of receipt of such Payment Blockage Notice together with a copy thereof.

7.9	Undertaking to Pay Costs

All parties to this Indenture agree, and each holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 7.9 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate more than 20% in principal amount of the Notes at the time Outstanding determined in accordance with Section 9.4, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of or premium (including Liquidated Damages and/or Extension Fees to the extent accrued but unpaid), if any, or interest on any Note (including, but not limited to, the redemption price or Repurchase Price with respect to the Notes being redeemed or repurchased as provided in this Indenture) on or after the due date expressed in such Note or to any suit for the enforcement of the right to convert any Note in accordance with the provisions of Article XV. This Section 7.9 shall be in lieu of Section 3.15 of the Trust Indenture Act and Section 3.15(e) of the Trust Indenture Act is hereby excluded from this Indenture, as permitted by the Trust Indenture Act.

7.10	Delay or Omission Not Waiver

No delay or omission of the Trustee or of any holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or any acquiescence therein. Every right and remedy given by this Article VII or by law to the Trustee or to the holders of Notes may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the holders of Notes, as the case may be.

ARTICLE VIII

CONCERNING THE TRUSTEE

8.1	Duties and Responsibilities of Trustee

The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and the Trust Indenture Act. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that

(a) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default that may have occurred:

(i) the duties and obligations of the Trustee shall be determined solely by the Trust Indenture Act and the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture and the Trust Indenture Act against the Trustee; and

(ii) in the absence of bad faith or willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided, however, in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);

(b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(c) the Trustee shall not be liable to any Noteholder with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in principal amount of the Notes at the time outstanding determined as provided in Section 9.4 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

(d) whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

8.2	Rights of Trustee.

Except as otherwise provided in Section 8.1:

(a) the Trustee may conclusively rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, note, coupon or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

(b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed) and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

(c) the Trustee may consult with counsel of its selection, and any advice of such counsel or Opinion of Counsel as to matters of law shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel if such counsel was selected with due care;

(d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Noteholders pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

(e) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its reasonable discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require indemnity reasonably satisfactory to the Trustee from the Noteholders against such expenses or liability as a condition to so proceeding; the reasonable expenses of every such examination shall be paid by the Company or, if paid by the Trustee or any predecessor Trustee, shall be repaid by the Company upon demand;

(f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder or under the Security Documents either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder;

(g) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(h) the Trustee shall not be deemed to have notice of any default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default or Event of Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture;

(i) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder;

(j) the Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded; and

(k) the Trustee shall have no duty to review the reports, information and documents filed with it pursuant to Section 5.9 or Section 6.4.

In no event shall the Trustee be liable for any consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action unless such loss or damage results from the Trustee’s willful misconduct or gross negligence.

8.3	No Responsibility for Recitals, Etc.

The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

8.4	Trustee, Paying Agents, Conversion Agents or Note Registrar May Own Notes

The Trustee, any paying agent, any conversion agent or Note Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not Trustee, paying agent, conversion agent or Note Registrar.

8.5	Monies to be Held in Trust

Subject to the provisions of Section 13.4, all monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed in writing from time to time by the Company and the Trustee.

8.6	Compensation and Expenses of Trustee

The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as shall be determined to have been caused by the Trustee’s own negligence, willful misconduct or bad faith. The Company also covenants to indemnify the Trustee or any predecessor Trustee in any capacity under this Indenture and its agents and any authenticating agent for, and to hold them harmless against, any and all loss, damages, claims, liability or expense incurred without negligence, willful misconduct or bad faith on the part of the Trustee or such agent or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this trust or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim (whether asserted by the Company, a holder or any other Person) of liability in the premises. The obligations of the Company under this Section 8.6 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a lien upon all property and funds held or collected by the Trustee as such, except, subject to the effect of Sections 4.3 and 7.5, funds held in trust herewith for the benefit of the holders of particular Notes prior to the date of the accrual of such unpaid compensation or indemnifiable claim. The obligation of the Company under this Section 8.6 shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee. The indemnification provided in this Section 8.6 shall extend to the officers, directors, agents and employees of the Trustee.

When the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 7.1(h) or (i) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

8.7	Officer’s Certificate as Evidence

Except as otherwise provided in Section 8.1, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence, willful misconduct, recklessness or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee, and such Officer’s Certificate, in the absence of negligence, willful misconduct, recklessness or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.

8.8	Conflicting Interests of Trustee

If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

8.9	Eligibility of Trustee

There shall at all times be a Trustee hereunder that shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus (together with its corporate parent) of at least Fifty Million United States Dollars ($50,000,000). If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section 8.9, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.9, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VIII.

8.10	Resignation or Removal of Trustee

(a) The Trustee may at any time resign by giving written notice of such resignation to the Company and by mailing notice thereof to the holders of Notes at their addresses as they shall appear on the Note Register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment sixty (60) days after the mailing of such notice of resignation to the Noteholders, the resigning Trustee may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor trustee, or any Noteholder who has been a bona fide holder of a Note or Notes for at least six months may, subject to the provisions of Section 7.9, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b) In case at any time any of the following shall occur:

(i) the Trustee shall fail to comply with Section 8.8 within a reasonable time after written request therefor by the Company or by any Noteholder who has been a bona fide holder of a Note or Notes for at least six months, or

(ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 8.9 and shall fail to resign after written request therefor by the Company or by any such Noteholder, or

(iii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company may by a Board Resolution remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 7.9, any Noteholder who has been a bona fide holder of a Note or Notes for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c) The holders of a majority in aggregate principal amount of the Notes at the time outstanding may at any time remove the Trustee and nominate a successor trustee which shall be deemed appointed as successor trustee unless within ten (10) days after notice to the Company of such nomination the Company objects thereto, in which case the Trustee so removed or any Noteholder, upon the terms and conditions and otherwise as in Section 8.10(a) provided, may, at the expense of the Company, petition any court of competent jurisdiction for an appointment of a successor trustee.

(d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.11.

8.11	Acceptance by Successor Trustee

Any successor trustee appointed as provided in Section 8.10 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 8.6, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property and funds held or collected by such trustee as such, except for funds held in trust for the benefit of holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 8.6.

No successor trustee shall accept appointment as provided in this Section 8.11 unless at the time of such acceptance such successor trustee shall be qualified under the provisions of Section 8.8 and be eligible under the provisions of Section 8.9.

Upon acceptance of appointment by a successor trustee as provided in this Section 8.11, the Company shall mail or cause to be mailed notice of the succession of such trustee hereunder to the holders of Notes at their addresses as they shall appear on the Note Register. If the Company fails to mail such notice within ten (10) days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

8.12	Succession by Merger, Etc.

Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee (including the trust created by this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that in the case of any corporation succeeding to all or substantially all of the corporate trust business of the Trustee such corporation shall be qualified under the provisions of Section 8.8 and eligible under the provisions of Section 8.9.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or an authenticating agent appointed by such successor trustee may authenticate such Notes either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

8.13	Limitation on Rights of Trustee as Creditor

If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of the claims against the Company (or any such other obligor).

ARTICLE IX

CONCERNING THE NOTEHOLDERS

9.1	Action by Noteholders

Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Noteholders in person or by agent or proxy appointed in writing, or (b) by the record of the holders of Notes voting in favor thereof at any meeting of Noteholders duly called and held in accordance with the provisions of Article X, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Noteholders. Whenever the Company or the Trustee solicits the taking of any action by the holders of the Notes, the Company or the Trustee may fix in advance of such solicitation, a date as the record date for determining holders entitled to take such action. The record date shall be not more than fifteen (15) days prior to the date of commencement of solicitation of such action.

9.2	Proof of Execution by Noteholders

Subject to the provisions of Sections 8.1, 8.2 and 10.5, proof of the execution of any instrument by a Noteholder or his agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the Note Register or by a certificate of the Note Registrar. The record of any Noteholders’ meeting shall be proved in the manner provided in Section 10.6.

9.3	Who Are Deemed Absolute Owners

The Company, the Trustee, any authenticating agent, any paying agent, any conversion agent and any Note Registrar may deem the Person in whose name such Note shall be registered upon the Note Register to be, and may treat him as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of, premium, if any, and interest (including Liquidated Damages and/or Extension Fees to the extent accrued but unpaid) on such Note, for conversion of such Note and for all other purposes; and neither the Company nor the Trustee nor any authenticating agent nor any paying agent nor any conversion agent nor any Note Registrar shall be affected by any notice to the contrary. All such payments so made to any holder for the time being, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Note.

9.4	Company-Owned Notes Disregarded

In determining whether the holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes that are owned by the Company or any other obligor on the Notes or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Notes shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Notes which a Responsible Officer actually knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this Section 9.4 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote such Notes and that the pledgee is not the Company, any other obligor on the Notes or a Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any such other obligor. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officer’s Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to Section 8.1, the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes listed therein are not Outstanding for the purpose of any such determination.

9.5	Revocation of Consents; Future Holders Bound

At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 9.1, of the taking of any action by the holders of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action, any holder of a Note which is shown by the evidence to be included in the Notes the holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 9.2, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the holder of any Note shall be conclusive and binding upon such holder and upon all future holders and owners of such Note and of any Notes issued in exchange or substitution therefor, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor.

ARTICLE X

NOTEHOLDERS’ MEETINGS

10.1	Purpose of Meetings

A meeting of Noteholders may be called at any time and from time to time pursuant to the provisions of this Article X for any of the following purposes:

(1) to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Noteholders pursuant to any of the provisions of Article VII;

(2) to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article VIII;

(3) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 11.2;

(4) to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law; or

(5) to take any other action authorized by this Indenture or under applicable law.

10.2	Call of Meetings by Trustee

The Trustee may at any time call a meeting of Noteholders to take any action specified in Section 10.1, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Noteholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 9.1, shall be mailed to holders of Notes at their addresses as they shall appear on the Note Register. Such notice shall also be mailed to the Company. Such notices shall be mailed not less than twenty (20) nor more than ninety (90) days prior to the date fixed for the meeting.

Any meeting of Noteholders shall be valid without notice if the holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the holders of all Notes outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

10.3	Call of Meetings by Company or Noteholders

In case at any time the Company, pursuant to a resolution of its Board of Directors, or the holders of at least 10% in aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Noteholders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within twenty (20) days after receipt of such request, then the Company or such Noteholders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 10.1, by mailing notice thereof as provided in Section 10.2.

10.4	Qualifications for Voting

To be entitled to vote at any meeting of Noteholders a Person shall (a) be a holder of one or more Notes on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a holder of one or more Notes. The only Persons who shall be entitled to be present or to speak at any meeting of Noteholders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

10.5	Regulations

Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Noteholders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Noteholders as provided in Section 10.3, in which case the Company or the Noteholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the holders of a majority in principal amount of the Notes represented at the meeting and entitled to vote at the meeting.

Subject to the provisions of Section 9.4, at any meeting each Noteholder or proxyholder shall be entitled to one vote for each One Thousand United States Dollars ($1,000) principal amount of Notes held or represented by such Noteholder; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by him or instruments in writing as aforesaid duly designating him as the proxy to vote on behalf of other Noteholders. Any meeting of Noteholders duly called pursuant to the provisions of Section 10.2 or 10.3 may be adjourned from time to time by the holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

10.6	Voting

The vote upon any resolution submitted to any meeting of Noteholders shall be by written ballot on which shall be subscribed the signatures of the holders of Notes or of their representatives by proxy and the principal amount of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Noteholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 10.2. The record shall show the principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

10.7	No Delay of Rights by Meeting

Nothing contained in this Article X shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Noteholders or any rights expressly or implicitly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Noteholders under any of the provisions of this Indenture or of the Notes.

ARTICLE XI

AMENDMENTS; SUPPLEMENTAL INDENTURES

11.1	Amendments; Supplemental Indentures without Consent of Noteholders

The Company, when authorized by the resolutions of the Board of Directors, and the Trustee may from time to time and at any time amend or supplement this Indenture and the Security Documents or the Notes without notice to or the consent of any Holder for one or more of the following purposes:

(a) to make provision with respect to the conversion rights of the holders of Notes pursuant to the requirements of Section 15.7;

(b) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Notes, any property or assets;

(c) to evidence the succession of another corporation, limited liability company, partnership or trust to the Company, or successive successions, and the assumption by the successor corporation, limited liability company, partnership or trust of the covenants, agreements and obligations of the Company pursuant to Article XII;

(d) to add to the covenants of the Company such further covenants, restrictions or conditions as the Board of Directors and the Trustee shall consider to be for the benefit of the holders of Notes, including without limitation any reduction of the Conversion Price, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions or conditions a default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, however, that in respect of any such additional covenant, restriction or condition such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default;

(e) to provide for the issuance under this Indenture of Notes in coupon form (including Notes registrable as to principal only) and to provide for exchangeability of such Notes with the Notes issued hereunder in fully registered form and to make all appropriate changes for such purpose;

(f) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under this Indenture which shall not adversely affect the interests of the holders of the Notes;

(g) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes;

(h) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualifications of this Indenture under the Trust Indenture Act, or under any similar federal statute hereafter enacted; or

(i) to add any additional assets as Collateral;

(j) to provide any additional guarantee of the Notes, including through delivery of a Note Guarantee; or

(k) to release Collateral from the Liens under this Indenture and the Security Documents when permitted or required by this Indenture or the Security Documents and to otherwise give effect to Section 17.3.

The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder; provided, however, the Trustee shall not be obligated to and may, in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any amendment or supplemental indenture authorized by the provisions of this Section 11.1 may be executed by the Company and the Trustee without the consent of the holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 11.2.

11.2	Amendments; Supplemental Indentures with Consent of Noteholders

With the consent (evidenced as provided in Article IX) of the holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding (determined in accordance with Section 9.4), the Company, when authorized by the resolutions of the Board of Directors, and the Trustee may from time to time and at any time amend or supplement, the Notes, the Security Documents or this Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the holders of the Notes; provided, however, that no such amendment or supplemental indenture shall (i) extend the fixed maturity of any Note, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof or premium, if any, thereon, or reduce any amount payable on redemption or repurchase thereof, impair, or change in any respect adverse to the holder of Notes, the obligation of the Company to repurchase any Note at the option of the holder upon the happening of a Repurchase Event, or impair or adversely affect the right of any Noteholder to institute suit for the payment thereof, or change the currency in which the Notes are payable, or impair or change in any respect adverse to the Noteholders the right to convert the Notes into Common Stock subject to the terms set forth herein, including Section 15.6, without the consent of the holder of each Note so affected, or (ii) reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such supplemental indenture, or modify this paragraph, without the consent of the holders of all Notes then outstanding; provided, further, however, that any amendment or supplemental indenture that disproportionately affects the rights of a Noteholder shall require the prior consent of such Noteholder.

Upon the request of the Company, accompanied by a copy of the resolutions of the Board of Directors certified by its Secretary or Assistant Secretary authorizing the execution of any such amendment or supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Noteholders as aforesaid, the Trustee shall join with the Company in the execution of such amendment or supplemental indenture unless such amendment or supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in is discretion, but shall not be obligated to, enter into such amendment or supplemental indenture.

It shall not be necessary for the consent of the Noteholders under this Section 11.2 to approve the particular form of any proposed amendment or supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

11.3	Effect of Amendments and Supplemental Indentures

Any amendment or supplemental indenture executed pursuant to the provisions of this Article XI shall comply with the Trust Indenture Act, as then in effect; provided that this Section 11.3 shall not require such amendment or supplemental indenture or the Trustee to be qualified under the Trust Indenture Act prior to the time such qualification is in fact required under the terms of the Trust Indenture Act or the Indenture has been qualified under the Trust Indenture Act, nor shall it constitute any admission or acknowledgement by any party to such amendment or supplemental indenture that any such qualification is required prior to the time such qualification is in fact required under the terms of the Trust Indenture Act or the Indenture has been qualified under the Trust Indenture Act. Upon the execution of any amendment or supplemental indenture pursuant to the provisions of this Article XI, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the holders of Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

11.4	Notation on Notes

Notes authenticated and delivered after the execution of any amendment or supplemental indenture pursuant to the provisions of this Article XI may bear a notation in form approved by the Trustee as to any matter provided for in such amendment or supplemental indenture. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such amendment or supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 19.10) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.

11.5	Evidence of Compliance of Amendment or Supplemental Indenture to be Furnished to Trustee

The Trustee, subject to the provisions of Sections 8.1 and 8.2, shall be provided with an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that all conditions precedent for the supplemental indenture have been complied with and that the supplemental indenture is authorized or permitted under this Indenture.

ARTICLE XII

CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

12.1	Company May Consolidate, Etc.

The Company shall not, directly or indirectly, consolidate with or merge with or into any other Person or sell, lease, convey or transfer all or substantially all its assets, whether in a single transaction or a series of related transactions, to any Person or group of affiliated Persons unless:

(a) either (i) in the case of a merger or consolidation that does not involve a transfer of all or substantially all of the Company’s properties and assets, the Company is the surviving entity or (ii) in case the Company shall consolidate with or merge into another Person or sell, lease, convey or transfer all or substantially all of its properties and assets, whether in a single transaction or a series of related transactions, to any Person, the Person formed by such consolidation or into which the Company is merged, or the Person which acquires by sale, conveyance or transfer, or which leases the properties and assets of the Company substantially as an entirety, shall be a corporation, limited liability company, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of, premium, if any, and interest (including Liquidated Damages, if any) on all of the Notes as applicable, and the performance or observance of every covenant of this Indenture and the Security Documents on the part of the Company to be performed or observed and shall have provided for the applicable conversion rights set forth in Section 15.7 and the repurchase rights set forth in Article XVI;

(b) immediately after giving effect to such transaction, no Event of Default, and no event that after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

(c) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with this Article XII and that all conditions precedent herein provided for relating to such transaction have been complied with, together with any documents required under Article IX.

12.2	Successor Entity to be Substituted

In case of any such consolidation, merger, sale, conveyance or lease in accordance with Section 12.1, and, where required in accordance with Section 12.1(a) upon the assumption by the successor entity, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and premium, if any, and interest (including Liquidated Damages, if any) on all of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such successor entity shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part. Such successor entity thereupon may cause to be signed, and may issue either in its own name or in the name of Electroglas, Inc. any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor entity instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Notes which such successor entity thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance or lease, the Person named as the “Company” in the first paragraph of this Indenture or any successor which shall thereafter have become such in the manner prescribed in this Article XII and such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture and may be dissolved, wound up and liquidated at any time thereafter.

-72

In case of any such consolidation, merger, sale, conveyance or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

12.3	Opinion of Counsel to be Given Trustee

The Trustee, subject to Sections 8.1 and 8.2, shall be provided with an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance or lease and any such assumption complies with the provisions of this Article XII.

ARTICLE XIII

SATISFACTION AND DISCHARGE OF INDENTURE

13.1	Discharge of Indenture

When (a) the Company shall deliver to the Trustee for cancellation all Notes theretofore authenticated (other than any Notes that have been destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) and not theretofore canceled, or (b) all the Notes not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year and the Company shall deposit with the Trustee, in trust, funds sufficient to pay at maturity or upon redemption of all of the Notes (other than any Notes which shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and premium (including Liquidated Damages and/or Extension Fees, if any), if any, and interest due or to become due to such date of maturity or redemption date, as the case may be, and if in either case the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to (i) remaining rights of registration of transfer, substitution and exchange and conversion of Notes, (ii) rights hereunder of Noteholders to receive payments of principal of and premium, if any, and interest on, the Notes and the other rights, duties and obligations of Noteholders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (iii) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on demand of the Company accompanied by an Officer’s Certificate and an Opinion of Counsel as required by Section 19.5 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; the Company, however, hereby agreeing to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Notes.

13.2	Deposited Monies to be Held in Trust by Trustee

Subject to Section 13.4, all monies deposited with the Trustee pursuant to Section 13.1 shall be held in trust and applied by it to the payment, either directly or through any paying agent (including the Company if acting as its own paying agent), to the holders of the particular Notes for the payment or redemption of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest and premium, if any.

13.3	Paying Agent to Repay Monies Held

Upon the satisfaction and discharge of this Indenture, all monies then held by any paying agent of the Notes (other than the Trustee) shall, upon demand of the Company, be repaid to it or paid to the Trustee, and thereupon such paying agent shall be released from all further liability with respect to such monies.

13.4	Return of Unclaimed Monies

Subject to the requirements of applicable law, any monies deposited with or paid to the Trustee for payment of the principal of, premium, if any, or interest on Notes and not applied but remaining unclaimed by the holders of Notes for two (2) years after the date upon which the principal of, premium (including Liquidated Damages and/or Extension Fees, if any), if any, or interest on such Notes, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on written demand and all liability of the Trustee shall thereupon cease with respect to such monies; and the holder of any of the Notes shall thereafter look only to the Company for any payment which such holder may be entitled to collect unless an applicable abandoned property law designates another Person.

13.5	Reinstatement

If (i) the Trustee or the paying agent is unable to apply any money in accordance with Section 13.2 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application and (ii) the holders of at least a majority in principal amount of the then outstanding Notes so request by written notice to the Trustee, the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 13.1 until such time as the Trustee or the paying agent is permitted to apply all such money in accordance with Section 13.2; provided, however, that if the Company makes any payment of interest on or principal of any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the holders of such Notes to receive such payment from the money held by the Trustee or paying agent.

ARTICLE XIV

NO RECOURSE AGAINST OTHERS

14.1	Indenture and Notes Solely Corporate Obligations

No direct or indirect partner, employee, incorporator, stockholder, director or officer, as such, past, present or future of the Company or any successor corporation or any Subsidiary or any of the Company’s Affiliates, shall have any personal liability in respect of the obligations of the Company under the Notes or this Indenture by reason of his, her or its status as such partner, employee, incorporator, stockholder, director or officer. Each Noteholder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

ARTICLE XV

CONVERSION OF NOTES

15.1	Right to Convert

Subject to and upon compliance with the provisions of this Indenture, the holder of any Note shall have the right, at the holder’s option, at any time following the date of original issuance of the Notes and prior to the close of business on March 26, 2027 (except that, subject to the fifth paragraph of Section 15.2 and Section 3.4, with respect to any Note or portion of a Note that shall be called for redemption, such right shall terminate, at the close of business on the last Business Day prior to the date fixed for redemption of such Note or portion of a Note unless the Company shall default in payment due upon redemption thereof), to convert the principal amount of any such Note, or any portion of such principal amount which is One Thousand United States Dollars ($1,000) or an integral multiple thereof, into that number of fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted) obtained by dividing the principal amount of the Note or portion thereof surrendered for conversion by the Conversion Price in effect at such time, by surrender of the Note so to be converted in whole or in part in the manner provided in Section 15.2. A holder of Notes is not entitled to any rights of a holder of Common Stock until such holder has converted his Notes to Common Stock, and only to the extent such Notes are deemed to have been converted to Common Stock under this Article XV. A Note with respect to which a holder has delivered a notice in accordance with Section 16.2 regarding such holder’s election to require the Company to repurchase such holder’s Notes following the occurrence of a Repurchase Event may be converted in accordance with this Article XV only if such holder withdraws such repurchase notice by delivering a written notice of withdrawal to the Company prior to the close of business on the last Business Day prior to the day fixed for repurchase.

15.2	Exercise of Conversion Privilege; Issuance of Common Stock on Conversion

In order to exercise the conversion privilege with respect to any Definitive Note, the holder of such Definitive Note then registered on the books of the Company shall (i) deliver a written notice, in the form of the conversion notice attached hereto as Exhibit B, or a facsimile thereof (the “Conversion Notice”), to the Trustee and the Company of such holder’s election to convert, which notice shall specify that all of such Note shall be converted or the portion thereof to be converted (which shall be One Thousand United States Dollars ($1,000) or an integral multiple thereof) and the name or names (with addresses) in which the shares of Common Stock which shall be issuable on such conversion shall be issued, (ii) if such Note or portion thereof is surrendered for conversion during the period from the close of business on the Business Day preceding the record date for any Interest Payment Date through the close of business on the Business Day next preceding such Interest Payment Date, pay by wire transfer of immediately available funds or other method acceptable to the Company, an amount equal to the interest otherwise payable on such Interest Payment Date on the principal amount being converted (unless such Note or portion thereof being converted shall have been called for redemption pursuant to a redemption notice mailed to the Noteholders in accordance with Section 3.2 or shall have become due prior to such Interest Payment Date as a result of a Repurchase Event); provided, however, that no such payment need be made if (x) there shall exist at the time of conversion a default in the payment of interest on the Notes or (y) such converting holder holds a Definitive Note and requests that such payment be netted against the interest payable with respect to the converted Note on the next Interest Payment Date by notifying the Company and the Trustee of such election not later than two (2) Business Days prior to the earlier of the Conversion Date and such Interest Payment Date, and includes in such notification a representation and warranty in favor of the Company to the effect that such holder has owned such Definitive Note at all times from and after the Business Day preceding such record date, (iii) pay by wire transfer of immediately available funds or other method acceptable to the Company the transfer taxes, if any, required pursuant to Section 15.8, and (iv) surrender the Definitive Note to be converted in whole or in part to a common carrier for overnight delivery to the Company as soon as practicable following such date (or an indemnification undertaking or other form of security reasonably satisfactory to the Company with respect to the Definitive Note in the case of its loss, theft or destruction).

Anything herein to the contrary notwithstanding, in the case of Global Securities, conversion notices may be delivered and a Participant’s interest in a Global Note may be surrendered for conversion in accordance with the Applicable Procedures as in effect from time to time. Each Note surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the registration of such Note, be duly endorsed by, or be accompanied by instruments of transfer (including a broker’s letter regarding compliance with the prospectus delivery requirement, if applicable) in form satisfactory to the Company duly executed by, the holder or his duly authorized attorney.

The Company shall, within three (3) Business Days after the Conversion Date (as defined below) with respect to any Note, subject to compliance with any restrictions on transfer if shares issuable on conversion are to be issued in a name other than that of the Noteholder (as if such transfer were a transfer of the Note or Notes (or portion thereof) so converted) (a)(i) in the case of shares of the Common Stock issuable upon such conversion that will not, following issuance, be Restricted Securities, at the holder’s request, credit such aggregate number of shares of Common Stock to which the holder shall be entitled to the holder’s or its designee’s balance account with the Depositary through its Deposit/Withdrawal At Custodian system or (ii) issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the holder or its designee, for the number of full shares of Common Stock to which the holder shall be entitled upon such conversion, and (b) deliver to such holder a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion, as provided in Section 15.4 (which payment, if any, shall be paid no later than ten (10) Business Days after the Conversion Date). In case any Note of a denomination greater than One Thousand United States Dollars ($1,000) shall be surrendered for partial conversion, and subject to Section 2.3, the Company shall execute and the Trustee shall authenticate and deliver to the holder of the Note so surrendered, without charge to him, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note.

Subject to Article IV, if the Company shall not have delivered the number of shares of Common Stock upon conversion of Notes by any holder within three (3) Business Days after the Conversion Date with respect to such Notes, then in addition to all other available remedies that the Noteholder may pursue under this Indenture and the other Transaction Documents (at law or in equity), the Company shall pay Liquidated Damages to such holder at the rate of .05% of the product of (A) the number of shares so not delivered to the Noteholder and (B) the Weighted Average Trading Price of the Common Stock on the Conversion Date, for each date thereafter until such shares are delivered to such Noteholder. Subject to Article IV, if the Company shall not have delivered the number of shares of Common Stock upon conversion of Notes by any holder within ten (10) Business Days after the Conversion Date with respect to such Notes, then in addition to all other available remedies that the Noteholder may pursue under this Indenture and the other Transaction Documents (at law or in equity), upon written demand therefor by such Noteholder, the Company shall pay such Noteholder cash equal to (i) the product of (A) the number of shares so not delivered to the Noteholder and (B) the Weighted Average Trading Price of the Common Stock on the Conversion Date plus (ii) the Liquidated Damages described in the preceding sentence.

Notwithstanding anything to the contrary contained herein, if a holder has elected to be governed by Section 2(k)(A) of the Securities Purchase Agreement, such holder shall not have the right to convert, and the Company shall not permit, require or cause the conversion of, any portion of any Note, and the Company shall not otherwise issue any shares of Common Stock pursuant hereto, to the extent that after giving effect to such conversion or issuance, such holder and its affiliates would beneficially own in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion or issuance. Notwithstanding anything to the contrary contained herein, if a holder has elected to be governed by Section 2(k)(B) of the Securities Purchase Agreement, such holder shall not have the right to convert, and the Company shall not permit, require or cause the conversion of, any portion of any Note, and the Company shall not otherwise issue any shares of Common Stock pursuant hereto, to the extent that after giving effect to such conversion or issuance, such holder and its affiliates would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion or issuance. The limitations set forth in the preceding two sentences are referred to herein as the “Conversion Limitation.” For purposes of this paragraph, the number of shares of Common Stock beneficially owned by any such holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of a Note (or otherwise) with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted portion of any Note beneficially owned by such holder and its affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such holder and its affiliates. Except as set forth in the preceding sentence, for purposes of this Section, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of this Section 15.2, in determining the number of outstanding shares of Common Stock, such holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent annual, quarterly or current report on Form 10-K, 10-Q or Form 8-K, respectively, as the case may be; (y) a more recent public announcement by the Company or (z) any other notice by the Company setting forth the number of shares of Common Stock outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including any Note, by such holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. By written notice to the Trustee and the Company, any holder may increase or decrease the Conversion Limitation to any other percentage not in excess of 9.99% specified in such notice; provided that (i) any such increase will not be effective until the 61st day after such notice is delivered to the Trustee and the Company, and (ii) any such increase or decrease will apply only to the holder sending such notice and not to any other holder of Note.

The conversion shall be deemed to have been effected as to any such Note (or portion thereof) on the date on which the requirements set forth above in this Section 15.2 have been satisfied as to such Note (or portion thereof) (such date, the “Conversion Date”), and the Person in whose name any shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on the Conversion Date the holder of record of the shares represented thereby; provided, however, that any such surrender on any date when the stock transfer books of the Company shall be closed shall constitute the Person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such Note shall be surrendered. For purposes of determining satisfaction of the requirement set forth above with respect to the Conversion Date for any Note, any facsimile required to be sent shall be deemed to have been sent on a given day if such facsimile was received before 1:00 p.m., New York City time, on such date, to the number listed above (unless a different number is specified in a notice filed with the Trustee and mailed by the Trustee, at the Company’s expense, to each holder of the Notes at such holder’s address appearing in the Note Register, as provided for in Section 2.5 of this Indenture) and a confirmation of transmission of such facsimile is obtained.

The Company shall pay in cash, on any Note or portion thereof surrendered for conversion during the period from the close of business on any Interest Payment Date to which interest has been fully paid through the close of business on the Business Day preceding the record date for the next such Interest Payment Date, accrued and unpaid interest, if any, on the Note or portion thereof surrendered for conversion to, but excluding, the date of conversion, and

Liquidated Damages, if any. Subject to the Intercreditor Agreement, any such payment of interest shall be made with respect to such Note within ten (10) Business Days after the Conversion Date.

Nothing in this Section 15.2 shall affect the right of a holder in whose name any Note is registered at the close of business on a record date to receive the interest payable on such Note on the related Interest Payment Date in accordance with the terms of this Indenture and the Note. Except as provided in this Section 15.2, no adjustment shall be made for interest accrued on any Note converted or for dividends on any shares issued upon the conversion of such Note as provided in this Article.

Upon a conversion of an interest in a Global Note, the Trustee (or other conversion agent appointed by the Company), or the Custodian at the direction of the Trustee (or other conversion agent appointed by the Company), shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversions of the Notes effected through any conversion agent other than the Trustee

15.3	Company Right to Force Automatic Conversion

The Company may, at its option, automatically convert all or a portion of the Notes (an “Automatic Conversion”) at any time prior to March 26, 2027 if (a) the Closing Price (as defined in Section 15.6(h)) per share of the Common Stock has exceeded one hundred and fifty percent (150%) of the Conversion Price then in effect for at least twenty (20) Trading Days within a period of thirty (30) consecutive Trading Days ending five (5) Trading Days prior to the date the Automatic Conversion Notice (defined below) specifying the date (the “Automatic Conversion Date”) on which an Automatic Conversion will become effective is sent to all holders of Notes, and (b) the Equity Conditions shall have been satisfied as of the date of the Automatic Conversion Notice. The Company shall not be entitled to deliver an Automatic Conversion Notice if the foregoing conditions are not satisfied as of the date thereof. Notwithstanding anything herein to the contrary, if at any time during the Automatic Conversion Period, the Equity Conditions are no longer satisfied (an “Automatic Conversion Equity Conditions Failure”), the Company shall provide a notice to the Trustee and each holder of Notes of such failure and, unless the holders of not less than a majority in principal amount of the Notes then Outstanding waive such failure prior to the Automatic Conversion Date, the Automatic Conversion Notice shall be of no further force and effect, no Automatic Conversion shall occur on the Automatic Conversion Date, and the Company shall withdraw the Automatic Conversion Notice.

Subject to the Intercreditor Agreement, if the Automatic Conversion Date is prior to March 26, 2010, the Company shall make an additional payment to each holder of Notes with respect to the Notes converted, in an amount equal to $187.50 per each One Thousand United States Dollars ($1,000) principal amount of the Note (the “Company Conversion Provisional Payment”), less the amount of any interest actually paid on the Note prior to the Automatic Conversion Date (and, if the Note is converted between a record date and the next Interest Payment Date, less interest payable on each One Thousand United States Dollars ($1,000) principal amount of the Note on such next Interest Payment Date). If the Automatic Conversion relates to all outstanding Notes, subject to Section 15.2, a Company Conversion Provisional Payment, or portion thereof, may be paid in whole or in part in cash and/or through the issuance of Common Stock, provided that (a) any shares of Common Stock issued in payment or partial payment of the Company Conversion Provisional Payment when added to the sum of (1) the shares of Common Stock issued or issuable upon conversion of all the Notes, and (2) the Additional Shares issued pursuant to the terms of this Indenture, shall not exceed 19.99% of the Company’s aggregate outstanding capital stock as of March 26, 2007 unless the stockholders of the Company have otherwise approved such greater issuance of Common Stock and (b) each holder of the Notes shall be treated on the same basis as to the percentage of the Company Conversion Provisional Payment paid in shares of Common Stock, and (c) no portion of the Company Conversion Provisional Payment shall be paid in shares of Common Stock unless on the Automatic Conversion Date a Registration Statement is effective and available for the resale of such shares in accordance with the Registration Rights Agreement. Common Stock used to pay any Company Conversion Provisional Payment shall be valued at ninety-five percent (95%) of the Current Market Price of the Common Stock as of the date two (2) Business Days prior to the Automatic Conversion Date.

Unless the Company shall have theretofore called for redemption all of the Notes then outstanding, if the Company elects to convert all or a portion of the Notes pursuant to this Section 15.3, the Company, or at its request (which must be received by the Trustee at least five (5) Business Days prior to the date the Trustee is requested to give notice as described below unless a shorter period is agreed to by the Trustee), the Trustee in the name of and at the expense of the Company, shall mail or cause to be mailed a notice (the “Automatic Conversion Notice”) of the Automatic Conversion not more than thirty (30) days but not less than ten (10) trading days before the Automatic Conversion Date to such holders at their last addresses as they shall appear upon the Notes Register. Such notice shall be irrevocable. Notice shall be mailed by first class mail. Any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the registered holder receives the notice. In any case, failure to duly give such notice to the holder of any Notes designated for redemption in whole or in part, or any defect in the notice, shall not affect the validity of the proceedings for the automatic conversion of any other Notes.

Each Automatic Conversion Notice shall state:

(a) the Automatic Conversion Date,

(b) that the Equity Conditions are satisfied as of the date of such notice,

(c) the CUSIP number(s) of the Note(s) to be automatically converted,

(d) the place or places where such Notes are to be surrendered for conversion,

(e) the Conversion Price then in effect,

(f) what portion, if any, of any Company Conversion Provisional Payment will be paid in Common Stock; and

(g) the Additional Shares, if any, to be issued pursuant to Section 15.13.

In case the Notes are to be converted in part only, the Automatic Conversion Notice shall state the portion of the principal amount thereof to be converted and shall state that, on and after the Automatic Conversion Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unconverted portion thereof will be issued. If fewer than all the Notes are to be converted, the Trustee shall select the Notes or portions thereof to be redeemed (in principal amounts of One Thousand United States Dollars ($1,000) or integral multiples thereof), on a pro rata basis based on the aggregate principal amount of the Notes held by each holder thereof.

If an Automatic Conversion Notice has been given as above provided, the Notes or portion of Notes with respect to which such notice has been given (by giving notice thereof) and which have not been converted, redeemed or repurchased prior to the Automatic Conversion Date shall be converted on the Automatic Conversion Date at the place or places stated in the Automatic Conversion Notice at the Conversion Price then in effect, and the Company Conversion Provisional Payment and any Additional Shares as specified in the Automatic Conversion Notice shall be paid, and on and after the Automatic Conversion Date (unless the Company shall default in its obligations under this Section 15.3, such Notes shall cease to be outstanding at the close of business on the Automatic Conversion Date, except as provided in Sections 8.5 and 13.4, the holder of such Notes shall not be entitled to any benefit or security under this Indenture, and such holders shall have no right in respect of such Notes except the right to receive the consideration specified in this Section 15.3. On presentation and surrender of such Notes at a place of payment specified in said notice, the said Notes or the specified portions thereof to be converted shall be converted by the Company at the applicable Conversion Price.

If any of the foregoing provisions or other provisions of this Section 15.3 are inconsistent with applicable law, such law shall govern.

In the event of an Automatic Conversion, subject to compliance with any restrictions on transfer if shares issuable on conversion and in payment of the Company Conversion Provisional Payment are to be issued in a name other than that of the Noteholder (as if such transfer were a transfer of the Note or Notes (or portion thereof) so converted), the Company shall (a)(i) in the case of shares of the Common Stock issuable upon such conversion or in payment of the Company Conversion Provisional Payment that will not, following issuance, be Restricted Securities, at the holder’s request, credit such aggregate number of shares of Common Stock to which the holder shall be entitled to the holder’s or its designee’s balance account with the Depositary through its Deposit/Withdrawal At Custodian system, or (ii) issue and deliver to the address as specified by the holder, or if none, as set forth in the Notes Register, a certificate, registered in the name of the holder or its designee, for the number of full shares of Common Stock to which the holder shall be entitled upon such conversion and in payment of the Company Conversion Provisional Payment and (b) deliver a check or cash in respect of any fractional shares of Common Stock otherwise issuable upon conversion (as provided in Section 15.4), and the portion of the Company Conversion Provisional Payment, if any, to be paid in cash for payment to the holder as promptly after the Automatic Conversion Date as practicable in accordance with the provisions of this Section 15.3.

All Notes subject to the Automatic Conversion shall be delivered to the Company to be canceled. Failure to deliver such Notes shall not affect their automatic cancellation. In case any Note of a denomination greater than One Thousand United States Dollars ($1,000) shall be surrendered for partial conversion, and subject to Section 2.3, the Company shall execute and the Trustee shall authenticate and deliver to the holder of the Note so surrendered, without charge to such holder, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note.

15.4	Cash Payments in Lieu of Fractional Shares

No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of Notes. If more than one Note shall be surrendered for conversion at one time by the same holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered for conversion. If any fractional share of stock otherwise would be issuable upon the conversion of any Note or Notes, the Company shall calculate and pay a cash adjustment in lieu of such fractional share at the current market value thereof to the holder of Notes. For purposes of this Section 15.4, the current market value of a share of Common Stock shall be the Closing Price (determined as provided in Section 15.6(h)) on the first Trading Day immediately preceding the day on which the Notes (or specified portions thereof) are deemed to have been converted.

15.5	Conversion Price

The conversion price shall be as specified in the form of Note (herein called the “Conversion Price”) attached as Exhibit A hereto, subject to adjustment as provided in this Article XV.

15.6	Adjustment of Conversion Price

(a) The Conversion Price shall be adjusted from time to time by the Company as follows:

in case the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

(b) No adjustment in the Conversion Price shall be required under this Section 15.6 unless such adjustment would require an increase or decrease of at least one percent (1%) in such price; provided, however, that any adjustments which by reason of this Section 15.6 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article XV shall be made by the Company and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be. No adjustment need be made for a change in the par value or no par value of the Common Stock.

(c) Whenever the Conversion Price is adjusted as provided in this Section 15.6, the Company shall promptly file with the Trustee and any conversion agent other than the Trustee an Officer’s Certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to the holder of each Note at his last address appearing on the Note Register provided for in Section 2.5, within five (5) Business Days of the effective date of such adjustment. Failure to deliver such notice shall not effect the legality or validity of any such adjustment.

(d) In any case in which this Section 15.6 provides that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) issuing to the holder of any Note converted after such Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 15.4.

15.7	Effect of Reclassification, Consolidation, Merger or Sale

Subject to the provisions of Article XVI, if any of the following events occur, namely (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation, merger or combination of the Company with another Person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock (other than as a result of a change in name, a change in par value or a change in the jurisdiction of incorporation), (iii) any statutory exchange as a result of which holders of Common Stock generally shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock (such transaction, a “Statutory Exchange”), or (iv) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other Person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) providing that such Note shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, Statutory Exchange, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of such Notes (assuming, for such purposes, a sufficient number of authorized shares of Common Stock available to convert all such Notes) immediately prior to such reclassification, change, consolidation, merger, combination, Statutory Exchange, sale or conveyance assuming such holder of Common Stock did not exercise his rights of election, if any, that holders of Common Stock who were entitled to vote or consent to such transaction had as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, combination, Statutory Exchange, sale or conveyance (provided that, if the kind or amount of securities, cash or other property receivable upon such consolidation, merger, combination, Statutory Exchange, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised (“non-electing share”), then for the purposes of this Section 15.7 the kind and amount of securities, cash or other property receivable upon such consolidation, merger, combination, Statutory Exchange, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article XV. If, in the case of any such reclassification, change, consolidation, merger, combination, Statutory Exchange, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of shares of Common Stock include shares of stock or other securities and assets of a Person other than the successor or purchasing Person, as the case may be, in such reclassification, change, consolidation, merger, combination, Statutory Exchange, sale or conveyance, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the holders of the Notes as the Company’s Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the repurchase rights set forth in Article XVI herein.

The Company shall cause notice of the execution of such supplemental indenture to be mailed to each holder of Notes, at his address appearing on the Note Register provided for in Section 2.5 of this Indenture, within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

The above provisions of this Section 15.7 shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

If this Section 15.7 applies to any event or occurrence, Section 15.6 shall not apply.

15.8	Taxes on Shares Issued

The issue of stock certificates on conversions of Notes shall be made without charge to the converting Noteholder for any tax in respect of the issue thereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the holder of any Note converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

15.9	Reservation of Shares; Shares to be Fully Paid; Listing of Common Stock

The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, reserved for the purpose of issuance, no less than one hundred five percent (105%) of the number of shares of Common Stock needed to provide for the issuance of Common Stock upon conversion of all of the Notes without regard to any limitations on conversions (including any Additional Shares).

The Company will not, by amendment of its articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of Common Stock issuable upon conversion of the Notes above the Conversion Price then in effect, (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon conversion of the Notes and (iii) will not take any action which results in any adjustment of the Conversion Price if the total number of shares of Common Stock issuable after the conversion of all of the Notes would exceed the total number of shares of Common Stock then authorized by the Company’s articles of incorporation and available for the purpose of issue upon such exercise.

The Company covenants that all shares of Common Stock issued upon conversion of Notes will be fully paid and non-assessable by the Company and free from all preemptive and other similar rights, and all taxes, liens and charges with respect to the issue thereof.

The Company covenants that all shares of Common Stock issued upon conversion of Notes will be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

The Company is obligated to register the Notes and the shares of Common Stock issuable upon conversion of the Notes for resale under the Securities Act pursuant to the Registration Rights Agreement. The Notes and the shares of Common Stock issuable upon conversion of the Notes shall constitute Registrable Securities (as such term is defined in the Registration Rights Agreement). Each holder of Notes shall be entitled to all of the benefits afforded to a holder of Registrable Securities under the Registration Rights Agreement and such holder, by its acceptance of a Note, agrees and shall agree to be bound by and to comply with the terms and conditions of the Registration Rights Agreement applicable to such holder as a holder of such Registrable Securities.

The Company shall promptly secure the listing of all of the Conversion Shares upon each national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and, shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Conversion Shares from time to time issuable under the terms of the Transaction Documents. So long as any Securities are outstanding, the Company shall maintain the Common Stock’s authorization for quotation or listing on The New York Stock Exchange, Inc., the American Stock Exchange, Inc. or the NASDAQ Global Select Market, Global Market or Capital Market (each, as applicable, the “Principal Market”). The Company shall not take any action that would reasonably be expected to result in the suspension or termination of trading of the Common Stock on the Principal Market.

15.10	Responsibility of Trustee

The Trustee and any other conversion agent shall not at any time be under any duty or responsibility to any holder of Notes to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other conversion agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other conversion agent make no representations with respect thereto. Subject to the provisions of Section 8.1, neither the Trustee nor any conversion agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor any conversion agent shall be under any responsibility to determine whether a supplemental indenture need be entered into under Section 15.7 or the correctness of any provisions contained in any supplemental indenture entered into pursuant to such section relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Noteholders upon the conversion of their Notes after any event referred to in such Section 15.7 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 8.1, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officer’s Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

15.11	Notice to Holders Prior to Certain Actions

In case:

(a) the Company shall declare a dividend (or any other distribution) on its Common Stock; or

(b) the Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

(c) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

(d) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

the Company shall cause to be filed with the Trustee and to be mailed to each holder of Notes at his address appearing on the Note Register, provided for in Section 2.5 of this Indenture, as promptly as possible but in any event at least twenty (20) days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Substantially concurrently with the delivery of such notice to each holder of Notes the Company shall also issue a press release in connection with any such event, and shall use commercially reasonable efforts to have such press release available on Bloomberg Business News. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.

15.12	Holder Not Deemed a Stockholder

Except as otherwise specifically provided herein, prior to a Noteholder’s receipt of Common Stock upon conversion of a Note, the Noteholder shall not be entitled, as such, to any rights of a stockholder of the Company, including, without limitation, the right to vote or to consent to any action of the stockholders of the Company, to receive dividends or other distributions, to exercise any preemptive right or to receive dividends or other distributions, or to receive any notice of meetings of stockholders of the Company, and shall not be entitled to receive any notice of any proceedings of the Company. In addition, nothing contained in this Indenture shall be construed as imposing any liabilities on such holder to purchase any securities (upon conversion of a Note or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

15.13	Adjustment to Conversion Price Following Certain Changes of Control

In case (a) a Change of Control occurs as defined in clause (iii) of the definition thereof (disregarding, for purposes of this Section 15.13, the proviso at the end of such definition), (b) 10% or more of the consideration received by holders of the Common Stock in connection with such Change of Control consists of cash or securities or other property that is not traded or scheduled to be traded immediately following such transaction on a U.S. national securities exchange and (c) a holder elects to convert its Notes, pursuant to this Article XV, on or prior to March 26, 2010, the Conversion Price for any such Notes surrendered for conversion shall be increased by a number of additional shares of Common Stock (the “Additional Shares”) as described below.

The number of Additional Shares will be determined by reference to the table attached as Schedule A hereto, based on the effective date of such Change in Control (the “Effective Date”) and the price (the “Stock Price”) paid per share of the Common Stock in such corporate transaction. If holders of Common Stock receive only cash in such corporate transaction, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the Closing Price per share of Common Stock on the five Trading Days up to but not including the Effective Date of the Change in Control.

The Stock Prices set forth in the first row of the table in Schedule A hereto will be adjusted as of any date on which the Conversion Price of the Notes is adjusted pursuant to Section 15.6. The adjusted Stock Price will equal the Stock Price applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Price as so adjusted and the denominator of which is the Conversion Price immediately prior to such adjustment giving rise to the Stock Price adjustment. If an adjustment is made to the Conversion Price pursuant to Section 15.6, the number of Additional Shares will be adjusted by multiplying such amount by a fraction, the numerator of which is the Conversion Price immediately prior to such adjustment and the denominator of which is the Conversion Price as so adjusted.

The exact Stock Prices and Effective Dates may not be set forth in the table in Schedule A, in which case:

(i) if the Stock Price is between two Stock Price amounts in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares will be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Price amounts and the two dates, as applicable, based on a 365-day year,

(ii) if the Stock Price is equal to or in excess of $10.00 per share, subject to adjustments set forth in Section 15.6, no Additional Shares will be issued upon conversion, and

(iii) if the Stock Price is less than $2.25 per share, subject to adjustments set forth in Section 15.6, no Additional Shares will be issued upon conversion.

ARTICLE XVI

REPURCHASE UPON A REPURCHASE EVENT

16.1	Repurchase Right

If, at any time prior to March 26_, 2027 there shall occur a Repurchase Event (as defined in Section 16.3), then each holder shall have the right, at such holder’s option, to require the

Company to repurchase all of such holder’s Notes, or any portion thereof (in principal amounts of One Thousand United States Dollars ($1,000) or integral multiples thereof), on the date set by the Company (a “Repurchase Date”) that is no less than thirty (30) and no more than forty (40) calendar days after the date of the Company Notice (as defined in Section 16.2(a) below) delivered following the occurrence of such Repurchase Event (or, if such 40th day is not a Business Day, the next succeeding Business Day). Such repurchase shall be made in cash at a price equal to 100% of the principal amount of Notes such holder elects to require the Company to repurchase together, in each case, with accrued interest, if any, to, but excluding, the applicable Repurchase Date (the “Repurchase Price”).

In addition, Notes shall be purchased by the Company at the option of the holder on March 26, 2011, March 26, 2016 and March 26, 2021 (each, also a “Repurchase Date”), at the Repurchase Price.

Notwithstanding anything in this Article XVI to the contrary, if a redemption date pursuant to Article III shall occur prior to any Repurchase Date established pursuant to a Company Notice under Section 16.2, provided that the Company shall have deposited or set aside an amount of money sufficient to redeem such Notes as set forth in Section 3.2 on or before such repurchase date, all such Notes shall be redeemed pursuant to Article III and the repurchase rights hereunder shall have no effect.

16.2	Notices; Method of Exercising Repurchase Right, Etc.

(a) Unless the Company shall have theretofore called for redemption all of the outstanding Notes, on or before the fifth (5th) calendar day following the occurrence of a Repurchase Event, the Company or, at the written request of the Company, the Trustee, shall mail to all holders of record of the Notes a notice (the “Company Notice”) in the form as prepared by the Company of the occurrence of the Repurchase Event and of the repurchase right set forth herein arising as a result thereof. No later than the date of mailing of such Company Notice, the Company shall issue a press release with respect to such Repurchase Event, and no later than sixty (60) calendar days prior to each of March 26, 2011, March 26, 2016 and March 26, 2021 with respect to the Repurchase Dates that will occur on such dates, and shall use commercially reasonable efforts to have such press release available on Bloomberg Business News. The Company shall also deliver a copy of such notice of a repurchase right to the Trustee and cause a copy of such notice of a repurchase right, or a summary of the information contained therein, to be available on its website. The Company Notice shall contain the following information:

(1) a brief description of the Repurchase Event, if applicable;

(2) the Repurchase Date;

(3) the CUSIP number(s) of the Note(s) subject to the repurchase right;

(4) the date by which the repurchase right must be exercised;

(5) the last date by which the election to require repurchase, if submitted, must be revoked;

(6) the Repurchase Price;

(7) a description of the procedure which a holder must follow to exercise a repurchase right;

(8) the Additional Shares, if any, to be issued pursuant to Section 15.13; and

(9) the Conversion Price then in effect, the date on which the right to convert the principal amount of the Notes to be repurchased will terminate and the place or places where Notes may be surrendered for conversion.

No failure of the Company to give the foregoing notices or defect therein shall limit any holder’s right to exercise a repurchase right or affect the validity of the proceedings for the repurchase of Notes.

If any of the foregoing provisions are inconsistent with applicable law, such law shall govern.

(b) To exercise a repurchase right, a holder shall deliver to the Trustee on or before the close of business on the third (3rd) Business Day prior to the Repurchase Date (i) written notice to the Company (or agent designated by the Company for such purpose) of the holder’s exercise of such right in substantially the form attached hereto as Exhibit C (the “Repurchase Notice”), which Repurchase Notice shall set forth the name of the holder, the principal amount of the Notes to be repurchased, a statement that an election to exercise the repurchase right is being made thereby, and (ii) the Notes with respect to which the repurchase right is being exercised, duly endorsed for transfer to the Company. Election of repurchase by a holder shall be revocable at any time prior to, but excluding, the repurchase date, by delivering written notice to that effect to the Trustee prior to the close of business on the Business Day prior to the repurchase date.

(c) If the Company fails to repurchase on the repurchase date any Notes (or portions thereof) as to which the repurchase right has been properly exercised, then the principal of such Notes shall, until paid, bear interest to the extent permitted by applicable law from the repurchase date at the rate borne by the Note and each such Note shall be convertible into Common Stock in accordance with this Indenture (without giving effect to Section 16.2(b)) until the principal of such Note shall have been paid or duly provided for.

(d) Any Note that is to be repurchased only in part shall be surrendered to the Trustee duly endorsed for transfer to the Company and accompanied by appropriate evidence of genuineness and authority satisfactory to the Company and the Trustee duly executed by, the holder thereof (or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the holder of such Note without service charge, a new Note or Notes, containing identical terms and conditions, of any authorized denomination as requested by such holder in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Note so surrendered.

(e) On or prior to 1:00 p.m., New York City time on the Repurchase Date, the Company shall deposit with the Trustee or with a paying agent (or, if the Company is acting as its own paying agent, segregate and hold in trust as provided in Section 5.4) the Repurchase Price in cash for payment to the holder on the Repurchase Date. If on or after the Repurchase Date the Company shall have deposited (or segregated and be holding in trust) funds sufficient to pay the Repurchase Price of all Notes (or portions thereof) as to which the holders have duly exercised their repurchase rights pursuant to this Section 16.2, then on and after such date, interest shall cease to accrue on the principal of such Notes (or portions thereof) and such Notes shall cease at the close of business on such date to be convertible into Common Stock and the holders thereof shall have no right in respect of such Notes except the right to receive the Repurchase Price of such Notes (or portions thereof).

(f) If the Company is unable to repurchase on the repurchase date all of the Notes (or portions thereof) as to which the repurchase right has been properly exercised, the aggregate amount of Notes the Company may repurchase shall be allocated pro rata among each Note (or portion thereof) surrendered for repurchase, based on the principal amount of such Note, in proportion to the aggregate amount of Notes surrendered for repurchase.

(g) All Notes delivered for repurchase shall be delivered to the Trustee to be canceled in accordance with the provisions of Section 2.8.

16.3	Certain Definitions

For purposes of this Article XVI:

(a) The term “beneficial owner” shall be determined in accordance with Rule 13d-3 and 13d-5, as in effect on the date of the original execution of this Indenture, promulgated by the Commission pursuant to the Exchange Act.

(b) The term “person” or “group” shall include any syndicate or group which would be deemed to be a “person” under Section 13(e) and 14(d) of the Exchange Act as in effect on the date of the original execution of this Indenture.

(c) The term “Continuing Director” means at any date a member of the Company’s Board of Directors (i) who was a member of such board on the date of the Securities Purchase Agreement or (ii) who was nominated or elected by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Company’s Board of Directors was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or such lesser number comprising a majority of a nominating committee if authority for such nominations or elections has been delegated to a nominating committee whose authority and composition have been approved by at least a majority of the directors who were Continuing Directors at the time such committee was formed. (Under this definition, if the Board of Directors of the Company as of the date of this Indenture were to approve a new director or directors and then resign, no Change in Control would occur even though all of the current members of the Board of Directors would thereafter cease to be in office).

(d) The term “Repurchase Event” means a Change in Control or a Termination of Trading.

(e) A “Change in Control” shall be deemed to have occurred when (i) any “person” or “group” (as such terms are used in Sections 13(e) and 14(d) of the Exchange Act) is or becomes the beneficial owner of shares representing more than 50% of the combined voting power of the then outstanding securities entitled to vote generally in elections of directors of the Company (the “Voting Stock”); (ii) approval by the stockholders of the Company of any plan or proposal for the liquidation, dissolution or winding up of the Company; (iii) the Company (A) consolidates with or merges into any other corporation or any other corporation merges into the Company, and in the case of any such transaction, the outstanding Common Stock of the Company is changed or exchanged into other assets or securities as a result, unless the stockholders of the Company immediately before such transaction own, directly or indirectly immediately following such transaction, at least a majority of the combined voting power of the outstanding voting securities of the corporation resulting from such transaction in substantially the same proportion as their ownership of the Voting Stock immediately before such transaction, or (B) conveys, transfers or leases all or substantially all of its assets to any Person (other than a wholly-owned subsidiary as a result of which the Company becomes a holding company); or (iv) Continuing Directors do not at any time constitute a majority of the Board of Directors of the Company (or, if applicable, a successor corporation to the Company); provided that a Change in Control shall not be deemed to have occurred if at least ninety percent (90%) of the consideration (excluding cash payments for fractional shares) in the transaction or transactions constituting the Change in Control consists of (and the capital stock into which the Notes would be convertible consists of) shares of capital stock that are, or upon issuance will be, traded on an Eligible Market and as a result of such transaction the obligations of the Company under the Notes and this Indenture are expressly assumed by the Person issuing such consideration in such Change of Control.

(f) A “Termination of Trading” shall be deemed to have occurred if, after the date hereof, the Common Stock (or other common stock into which the Notes are then convertible) is not listed for trading on a United States national securities exchange, quoted on The NASDAQ Capital Market, or approved for trading and/or eligible for quotation on an established automated over-the-counter trading market in the United States, including the OTC Bulletin Board (each, an “Eligible Market” and collectively, the “Eligible Markets”), but excluding the “pink sheets” or any similar quotation system.

ARTICLE XVII

COLLATERAL AND SECURITY DOCUMENTS

17.1	Collateral and Security Documents

In order to secure the due and punctual payment of the Notes, the Company has entered into the Security Agreement and the other Security Documents to create the Junior Liens on the Collateral in accordance with the terms thereof. Pursuant to the provisions of the Security Agreement, the other Security Documents and this Indenture, the rights and remedies of the Trustee and the Holders of the Notes in the Collateral shall be subordinate and subject to the rights and remedies of the holders of the Senior Liens in accordance with the terms of the Intercreditor Agreement.

(a) Each Holder of a Note, by accepting such Note, agrees to all the terms and provisions of the Security Agreement, the Intercreditor Agreement and the other Security Documents.

(b) The Collateral Agent is hereby authorized and directed to enter into the Security Documents, including Intercreditor Agreements, and to execute such agreements as attorney-in-fact on behalf of the holders, and take any and all actions required or permitted by the terms hereof and thereof.

17.2	Application of Proceeds of Collateral

Upon any realization upon the Collateral by the Collateral Agent, the proceeds thereof shall be applied in accordance with the terms of the Security Documents and the terms hereof.

17.3	Opinion of Counsel

So long as the Security Documents have not been terminated in accordance with the terms thereof, the Company shall deliver to the Trustee, so long as such delivery is required by Section 314(b) of the TIA, promptly after the execution and delivery of this Indenture and thereafter, at least annually, within 90 days of January 1 of each year (commencing with 2008), an Opinion of Counsel either stating that in the opinion of such counsel, such action has been taken with respect to the recording, filing, rerecording and refiling of this Indenture or any Security Document as is necessary to maintain the Junior Liens, and reciting the details of such action, or stating that in the opinion of such counsel, no such action is necessary to maintain such Security Interests.

17.4	Trust Indenture Act Requirements

The release of any Collateral from the Junior Lien of any of the Security Documents or the release of, in whole or in part, the Junior Liens created by any of the Security Documents, will not be deemed to impair the security interests in favor of the Collateral Agent for the benefit of the Trustee and the Noteholders in contravention of the provisions hereof if and to the extent the Collateral or Junior Liens are released pursuant to the applicable Security Documents and pursuant to the terms hereof. Each holder of the Notes acknowledges that a release of Collateral or Liens strictly in accordance with the terms of the Security Documents and the terms hereof will not be deemed for any purpose to be an impairment of the Security Documents or otherwise contrary to the terms of this Indenture. So long as any First Priority Lien Obligations are outstanding, the Company shall comply with TIA Section 314(d) relating to the release of property or securities from the Junior Lien hereof but only to the extent required by the TIA.

17.5	Suits to Protect Collateral

Subject to the provisions of the Intercreditor Agreement, the Trustee shall have the authority to direct the Collateral Agent to institute and to maintain such suits and proceedings as the Trustee may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of any of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the holders of the Notes in the Collateral (including suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Junior Liens or be prejudicial to the interests of the holders of the Notes).

17.6	Purchaser Protected

In no event shall any purchaser in good faith or other transferee of any property purported to be released hereunder be bound to ascertain the authority of the Trustee to direct the Collateral Agent to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted to be sold by this Indenture or the Security Documents, be under obligation to ascertain or inquire into the authority of the Company to make any such sale or other transfer.

17.7	Powers Exercisable by Receiver or Trustee

In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Indenture and the Security Documents upon the Company with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or of any officer or officers thereof required by the provisions of this Indenture or any Security Document.

17.8	Limitation on Duty of Trustee in Respect of Collateral

(a) Beyond the exercise of reasonable care in the custody thereof, the Trustee shall have no duty under this Indenture as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Trustee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Trustee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Trustee in good faith.

(b) The Trustee shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence, bad faith or willful misconduct on the part of the Trustee, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Company to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Trustee shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture or the Security Documents by the Company or the Collateral Agent.

17.9	Authorization of Trustee

The Trustee is hereby authorized to enter into, or cause any co-collateral agent to enter into, any Security Document or any other document necessary or appropriate in connection with any such Security Document. The Trustee shall have no duty to act outside of the United States in respect of any Collateral located in any jurisdiction other than the United States (“Foreign Collateral”) but shall to the extent required to create Liens on the Foreign Collateral, or on part thereof, for the benefit of the holders and at the specific request of the Company, appoint for and on behalf of the holders one of more co-collateral agents to be compensated by the Company and to act on behalf of the holders with respect to such Foreign Collateral.

17.10	Intercreditor Agreement Controls

Notwithstanding anything herein to the contrary, the Lien and security interest granted to the Trustee pursuant to this Indenture and the exercise of any right or remedy by the Trustee hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Indenture, the terms of the Intercreditor Agreement will govern.

ARTICLE XVIII

NOTE GUARANTEES

18.1	Guarantee

Subject to this Article XVIII, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes, or the other Transaction Documents or the Obligations, that: (a) the principal of and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other Obligations of the Company to the Holders or the Trustee will be promptly paid in full or performed, all in accordance with the terms hereof and of the Notes and the other Transaction Documents; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes, this Indenture or the other Transaction Documents, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Note Guarantee shall not be discharged except by complete performance of the Obligations.

If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article VI hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

18.2	Limitation on Guarantor Liability

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article XVIII, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

18.3	Execution and Delivery of Note Guarantee

To evidence its Note Guarantee set forth in Section 18.1, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form included in Exhibit E shall be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by its President or one of its Vice Presidents.

Each Guarantor hereby agrees that its Note Guarantee set forth in Section 18.1 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

In the event that a Subsidiary is required by Section 5.19 hereof to become a Guarantor, the Company shall cause such Subsidiary to execute a supplemental indenture to this Indenture and a Note Guarantee in accordance with Section 5.19 hereof and this Article XVIII, to the extent applicable. Neither the Company nor any then-existing Guarantor shall be required to sign any such supplemental indenture or Note Guarantee.

18.4	Guarantors May Consolidate, etc., on Certain Terms

Except as otherwise provided in Section 18.5, no Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person other than the Company or another Guarantor unless:

(a) subject to Section 18.5 hereof, the Person acquiring property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than a Guarantor or the Company) unconditionally assumes all the obligations of such Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, the Indenture and the Note Guarantee on the terms set forth herein or therein; and

(b) immediately after giving effect to such transaction, no Default or Event of Default exists.

In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

Except as set forth in Articles V and XII hereof, and notwithstanding clauses (a) and (b) above, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

18.5	Releases Following Sale of Assets

In the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all to the capital stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) a Subsidiary of the Company, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Note Guarantee provided that the consideration paid for such sale or other disposition is paid to the Company or another Guarantor. Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Note Guarantee.

Any Guarantor not released from its obligations under its Note Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article XVIII.

18.6	Indemnity and Subrogation

In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Sections 18.1 and 18.8), the Company agrees that (a) in the event a payment shall be made by any Guarantor under any Note Guarantee, the Company shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment.

18.7	Contribution and Subrogation

Each Guarantor (a “Contributing Guarantor”) agrees (subject to Section 18.8) that, in the event a payment shall be made by any other Guarantor under any Note Guarantee and such other Guarantor (the “Claiming Guarantor”) shall not have been fully indemnified by the Company as provided in Section 18.6, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment multiplied by a fraction, the numerator of which shall be the net worth of the Contributing Guarantor on the date hereof and the denominator of which shall be the aggregate net worth of all the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 5.19, the date of execution and delivery by such Guarantor of a supplemental indenture). Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 18.7 shall be subrogated to the rights of such Claiming Guarantor under Section 18.6 to the extent of such payment.

18.8	Subordination

Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Sections 18.6 and 18.7 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the payment obligations hereunder. No failure on the part of the Company or any Guarantor to make the payments required by Sections 18.6 and 18.7 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to any Note Guarantee, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor under each such Note Guarantee.

18.9	Termination

Sections 18.6, 18.7, 18.8 and 18.9 shall survive and be in full force and effect so long as any payment obligation hereunder is outstanding and has not been indefeasibly paid in full in cash, and shall continue to be effective or be reinstated, as the case may be, if at any time any payment obligation hereunder is rescinded or must otherwise be restored by any Holder or any Guarantor upon the bankruptcy or reorganization of the Company, any Guarantor or otherwise.

18.10	No Waiver; Amendment

No failure on the part of any Guarantor to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by any Guarantor preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law. None of the Guarantors shall be deemed to have waived any rights hereunder unless such waiver shall be in writing and signed by such parties.

ARTICLE XIX

MISCELLANEOUS PROVISIONS

19.1	Provisions Binding on Company’s Successors

All the covenants, stipulations, promises and agreements of the Company contained in this Indenture shall bind its successors and assigns whether so expressed or not.

19.2	Official Acts by Successor Corporation

Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation that shall at the time be the lawful sole successor of the Company.

19.3	Addresses for Notices, Etc.

Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Notes on the Company and any notice, direction, request or demand hereunder to or upon the Trustee or to or upon any Noteholder shall be deemed to have been sufficiently given or made, for all purposes (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (evidence by mechanically or electronically generated receipt by the sender’s facsimile machine); or (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers of such communications shall be:

If to the Company:

Electroglas, Inc. 5729 Fontanoso Way San Jose, California 95138 Telephone: (408) 528-3000 Facsimile: (408) 528-3542 Attention: Thomas M. Rohrs

with a copy to:

Morrison & Foerster, LLP 755 Page Mill Road Palo Alto, California Telephone: (650) 813-5600 Facsimile: (650) 494-0792 Attention: Justin Bastian, Esq.
If to the Trustee:
The Bank of New York Trust Company, N.A. 700 South Flower Street Los Angeles, CA 90017 Telephone: (213) 630-6175 Facsimile: (213) 630-6298 Attention: Corporate Trust Administration
If to a Noteholder:
At the address and facsimile number of such Noteholder, as set forth on the Note Register, which shall initially include the information set forth in the Securities Purchase Agreement regarding notices.

The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications. The Trustee shall use reasonable commercial efforts to provide any notice of default, notice of redemption and notice of conversion to each holder by facsimile, if and to the extent such holder’s facsimile number is set forth in the Note Register.

The Trustee agrees to accept and act upon facsimile transmission of written instructions and/or directions pursuant to this Indenture given by the Company, provided, however that: (i) the Company, subsequent to such facsimile transmission of written instructions and/or directions, shall provide the originally executed instructions and/or directions to the Trustee in a timely manner and (ii) such originally executed instructions and/or directions shall be signed by an authorized officer of the Company who could execute an Officer’s Certificate under this Indenture.

Failure to give a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is given or made in the manner provided above, it is duly given or made, whether or not the addressee receives it.

19.4	Governing Law

This Indenture and each Note shall be deemed to be a contract made under the laws of New York, and for all purposes shall be governed by and construed in accordance with the laws of New York, including, without limitation, Section 5-1401 of the New York General Obligations Law.

19.5	Evidence of Compliance with Conditions Precedent; Certificates to Trustee

Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officer’s Certificate stating that in the opinion of the person executing such Officer’s Certificate all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been satisfied, and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been satisfied.

Each certificate or opinion provided for by or on behalf of the Company in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based; (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been satisfied or waived.

19.6	Legal Holidays

In any case where the date of maturity of interest on or principal of the Notes or the date fixed for redemption of any Note will not be a Business Day, then payment of such interest on or principal of the Notes need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period from and after such date.

19.7	Trust Indenture Act

This Indenture is hereby made subject to, and shall be governed by, the provisions of the Trust Indenture Act required to be part of and to govern indentures qualified under the Trust Indenture Act; provided, however, that this Section 19.7 shall not require that this Indenture or the Trustee be qualified under the Trust Indenture Act prior to the time such qualification is in fact required under the terms of the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party hereto that any such qualification is required prior to the time such qualification is in fact required under the terms of the Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in an indenture qualified under the Trust Indenture Act, such required provision shall control.

19.8	Benefits of Indenture

Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto, any paying agent, any authenticating agent, any Note Registrar and their successors hereunder, the holders of Notes and the holders of Senior Indebtedness, any benefit or any legal or equitable right, remedy or claim under this Indenture.

19.9	Table of Contents, Headings, Etc.

The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

19.10	Authenticating Agent

The Trustee may appoint an authenticating agent which shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Sections 2.4, 2.5, 2.6, 2.7 and 3.3, as fully for all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 8.9.

Any corporation into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation is otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation.

Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee shall promptly appoint a successor authenticating agent (which may be the Trustee), shall give written notice of such appointment to the Company and shall mail notice of such appointment to all holders of Notes as the names and addresses of such holders appear on the Note Register.

The Company agrees to pay to the authenticating agent from time to time reasonable compensation for its services.

The provisions of Sections 8.2, 8.3, 8.4, 9.3 and this Section 19.10 shall be applicable to any authenticating agent.

19.11	Execution in Counterparts

This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

19.12	No Adverse Interpretation of Other Agreements

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

19.13	Force Majeure

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

The Bank of New York Trust Company, N.A. hereby accepts the trusts in this Indenture declared and provided upon the terms and conditions hereinabove set forth.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly signed as of the date first written above.

ELECTROGLAS, INC.

By:	/s/ Tom Brunton
Name:	Tom Brunton
Title:	CFO

ELECTROGLAS INTERNATIONAL, INC.

By:	/s/ Tom Brunton
Name:	Tom Brunton
Title:	CFO

THE BANK OF NEW YORK TRUST COMPANY, N.A. as Trustee

By:	/s/ Raymond Torres
Name:	Raymond Torres
Title:	Assistant Vice President

[SIGNATURE PAGE TO INDENTURE]

S-1